                                                                     EXHIBIT 4.1



                               CREDIT AGREEMENT


                         Dated as of December __, 1997


                                    Between

                             INLAND REFINING, INC.

                                  AS BORROWER
                                  -- --------


                                      and


                                BANQUE PARIBAS

                                   AS LENDER
                                   -- ------

                               TABLE OF CONTENTS

     SECTION                                                   PAGE
                                   ARTICLE I
                       DEFINITIONS AND ACCOUNTING TERMS

     1.1.  Defined Terms........................................  1
     1.2.  Accounting Terms..................................... 24

                                  ARTICLE II
                        AMOUNTS AND TERMS OF THE LOANS

     2.1.  The Loans............................................ 24
     2.2.  Making the Loans..................................... 24
     2.3.  Fees................................................. 24
     2.4.  Reduction of the Commitments......................... 25
     2.5.  Repayment............................................ 25
     2.6.  Mandatory Prepayments................................ 26
     2.7.  Optional Prepayments................................. 27
     2.8.  Interest............................................. 27
     2.9.  Increased Costs...................................... 28
     2.10. Capital Adequacy..................................... 28
     2.11. Payments and Computations............................ 28
     2.12. Taxes................................................ 29
     2.13. Letter of Credit Facility............................ 30
     2.14. Cash Management System............................... 32
     2.15. Nature of Obligations................................ 32
     2.16. Use of Proceeds...................................... 34

                                  ARTICLE III
                                  CONDITIONS

     3.1.  Conditions to Effectiveness.......................... 34
     3.2.  Additional Conditions Precedent to
            Effectiveness....................................... 37
     3.3.  Conditions Precedent to Each Credit
            Extension........................................... 40

                                    ARTICLE IV
                          REPRESENTATIONS AND WARRANTIES

     4.1.  Corporate Existence; Compliance with Law............. 40
     4.2.  Corporate Power; Authorization; Enforceable
            Obligations......................................... 41
     4.3.  Taxes................................................ 42
     4.4.  Financial Matters.................................... 43
     4.5.  Litigation........................................... 43
     4.6.  Margin Regulations................................... 44
     4.7.  Ownership of Borrower; Subsidiaries.................. 44
     4.8.  ERISA................................................ 44
     4.9.  Investment Company Act............................... 45
     4.10. Insurance............................................ 45
     4.11. Environmental Protection............................. 45
     4.12. Intellectual Property................................ 47
     4.13. Title................................................ 47
     4.14. Full Disclosure...................................... 51
     4.15. No Burdensome Restrictions; No Defaults;
            Contractual Obligations............................. 51
     4.16. Acquisition Agreement................................ 52

                                    ARTICLE V
                               FINANCIAL COVENANTS

     5.1.   Tangible Capital Base............................... 53
     5.2.   Working Capital..................................... 53
     5.3.   Ratio of Maximum Total Liabilities to
             Tangible Capital Base.............................. 53
     5.4.   Capital Expenditures................................ 53

                                    ARTICLE VI
                              AFFIRMATIVE COVENANTS

     6.1.  Compliance with Laws, Etc............................ 53
     6.2.  Conduct of Business.................................. 53
     6.3.  Payment of Taxes, Etc................................ 54
     6.4.  Maintenance of Insurance............................. 54
     6.5.  Preservation of Corporate Existence, Etc............. 54

     6.6.  Access............................................... 54
     6.7.  Keeping of Books..................................... 55
     6.8.  Maintenance of Properties, Etc....................... 55
     6.9.  Financial Statements................................. 55
     6.10. Reporting Requirements............................... 57
     6.11. Employee Plans....................................... 58
     6.12. Environmental........................................ 59
     6.13. Tax Refunds.......................................... 59
     6.14. Fiscal Year.......................................... 59
     6.15. Lockbox and Cash Management System................... 59
     6.16. Position Limit....................................... 59
     6.17. Additional Covenants................................. 59
     6.18. Capital Injection.................................... 60

                                  ARTICLE VII
                              NEGATIVE COVENANTS

     7.1.  Liens, Etc........................................... 60
     7.2.  Indebtedness......................................... 62
     7.3.  Restricted Payments.................................. 62
     7.4.  Mergers, Stock Issuances, Sale of
            Assets, Etc......................................... 63
     7.5.  Investments in Other Persons......................... 63
     7.6.  Change in Nature of Business......................... 64
     7.7.  Transactions with Affiliates......................... 64
     7.8.  No Subsidiaries...................................... 65
     7.9.  Environmental........................................ 65
     7.10. Bank Accounts........................................ 65
     7.11. Accounting Changes................................... 65
     7.12. No Speculative Transactions.......................... 65
     7.13. Modification of Material Agreements.................. 65
     7.14. Sound Note........................................... 66

                                 ARTICLE VIII
                               EVENTS OF DEFAULT

     8.1.  Events of Default.....................................66
     8.2.  Remedies..............................................69
     8.3.  Action in Respect of Letters of Credit................69

                                  ARTICLE IX
                                 MISCELLANEOUS

     9.1.  Amendments, Etc...................................... 71
     9.2.  Notices, Etc......................................... 71
     9.3.  No Waiver; Remedies.................................. 71
     9.4.  Costs; Expenses; Indemnities......................... 72
     9.5.  Right of Set-off..................................... 73
     9.6.  Binding Effect....................................... 74
     9.7.  Assignments and Participations....................... 74
     9.8.  Governing Law; Severability.......................... 75
     9.9.  Submission to Jurisdiction;
           Service of Process................................... 75
     9.10. Execution in Counterparts............................ 76
     9.11. Entire Agreement..................................... 76
     9.12. WAIVER OF JURY TRIAL................................. 76

                                   EXHIBITS

     Exhibit A              - Form of Note

     Exhibit B              - Form of Notice of Borrowing

     Exhibit C              - Form of Borrowing Base Certificate

     Exhibit D              - Form of Letter of Credit Application

     Exhibit E              - Form of Pledge Agreement

     Exhibit F              - Form of Deed of Trust

     Exhibit G-1            -
Form of Opinion of Counsel for the Borrower for Resources and Production

     Exhibit G-2.0          -
Form of Opinion of Local Counsel for the Borrower

     Exhibit H              -
[Intentionally Omitted]

     Exhibit I              -
Form of Security Agreement

     Exhibit J              -
Form of General Release

     Exhibit K              -
Form of Bailee Letter

     Exhibit L              - Assignment of Promissory Note

     Exhibit M              - SJCC Nondisturbance Agreement

     Exhibit N              - Resources/Production Capital Markets
                              Transaction Letter

                                   SCHEDULES

     Schedule I          - Pre-Approved Obligors

     Schedule 2.16       - Approved Capital Expenditures

     Schedule 4.5        - Pending Litigation

     Schedule 4.7(b)     - Subsidiaries

     Schedule 4.8        - List of Plans

     Schedule 4.11       - Environmental Protection

     Schedule 4.13(a)(i) - Permitted Exceptions

     Schedule 4.13(a)(ii)- Owned Real Estate

     Schedule 4.13(b)    - Leased Real Estate

     Schedule 4.13(i)    - Real Property Tax Bills

     Schedule 7.1        - Existing Liens

     Schedule 7.2        - Existing Indebtedness

     Schedule 7.5        - Existing Investments

     Schedule 7.11       - Permitted Bank Accounts

     Schedule 9.2        - Address of the Borrower

          CREDIT AGREEMENT, dated as of December __, 1997, between INLAND REFINING, INC., a Utah corporation (the "Borrower") and BANQUE PARIBAS, a French banking corporation (the "Bank" or the "Lender").

                             W I T N E S S E T H:
                             -------------------

          WHEREAS, the Borrower has requested that the Lender make loan advances and issue letters of credit to the Borrower of up to $23,750,000 in aggregate principal amount outstanding at any time, provided that the aggregate principal
                                          -------- ----
amount outstanding of the Loans (as defined below) shall not exceed $16,500,000 at any time on or prior to April 1, 1998 and $8,000,000 thereafter, in each case, subject to Availability as hereinafter defined, for the purposes hereinafter specified; and

          WHEREAS, the Lender is willing to make funds available for such purposes upon the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                       DEFINITIONS AND ACCOUNTING TERMS

          1.1    Defined Terms.  As used in this Agreement, the following terms
                 -------------
have the following meanings:

          "Account" has the meaning specified in the Security Agreement.
           -------

          "Acquisition" means the acquisition by Borrower of the fixed and
           -----------
related working capital assets of Crysen Refining, Inc. (other than the fixed assets of the "Cowboy" facility, as defined in the Acquisition Agreement) and the acquisition by the Borrower or an Affiliate of the Borrower or another third party of the fixed and related working capital assets of Sound Refining, Inc. (and the fixed assets of the "Cowboy" facility) as provided for in the Acquisition Agreement.

          "Acquisition Agreement" means the Asset Purchase and Sale Agreement
           ---------------------
among Borrower, Crysen Refining, Inc. and Sound Refining Inc. dated July 14, 1997, as amended from time to time.

          "Administration Fee" has the meaning specified in Section 2.3(d).
           ------------------

          "Affiliate" means, as to any Person, which, any Person directly or
           ---------
indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agreement" means this Credit Agreement, together with all Exhibits
           ---------
and Schedules hereto, as the same may be amended, supplemented or otherwise modified from time to time.

          "Approved Capital Expenditures" means Capital Expenditures made by the
           -----------------------------
Borrower subject to the approval of the Bank and in amounts not to exceed those set forth on Schedule 2.16.

          "Asset Sale" means any sale or other disposition, or series of sales
           ----------
or other dispositions (including, without limitation, by merger or consolidation or sale-leaseback, and whether by operation of law or otherwise), made on or after the Effective Date by the Borrower or any of its Subsidiaries to any Person of (i) any Stock of any of its Subsidiaries, or (ii) any assets or the assets of any division of the Borrower or any of its Subsidiaries, except Inventory sold in the ordinary course and consistent with good business and prudent practice.

          "Asset Sale Proceeds" means cash payments received by the Borrower
           -------------------
(including, without limitation, any cash payments received by way of deferred payment of principal pursuant to a note or receivable or otherwise, but only as and when received) from any Asset Sale. For the purposes of this definition, Asset Sale Proceeds shall be deemed to include, without limitation, any award of compensation for any asset or property or group thereof taken by condemnation or eminent domain or other similar action.

          "Assignment of Promissory Note"  means an agreement, in substantially
           -----------------------------
the form of Exhibit L, executed by Borrower, and related to the Sound Note, which shall include an Acknowledgment and Agreement to Assignment of Note, executed by SJCC (as defined herein), as such agreements may be amended from time to time.

          "Availability" means, at any time, an amount equal to (a) the lower of
           ------------
(i) the then current Commitment of the Lender and (ii) the Borrowing Base at such time, minus (b) the aggregate of the outstanding principal amount of the
           -----
Loans and the outstanding Letter of Credit Obligations at such time.

          "Bank" has the meaning specified in the preamble to this Agreement.
           ----

          "Bankruptcy Code" means Title 11 of the United States Code, any
           ---------------
successor statute thereto or any similar United States federal or state law for the relief of debtors.

          "Blocked Account" has the meaning specified in Section 2.14.
           ---------------

          "Borrower" has the meaning specified in the preamble to this
           --------
Agreement.

          "Borrowing" means a borrowing consisting of Loans made on the same day
           ---------
by the Bank according to its Commitments.

          "Borrowing Base" means:
           --------------

          (a) at any date of determination prior to the Borrowing Base Reduction Date, the sum of the following at such date:

               (i)  up to 100% of the Eligible Cash and Cash Equivalents; plus
                                                                          ----

              (ii)  up to 95% of the Pre-Approved Eligible Receivables; plus
                                                                        ----

             (iii)  up to 85% of Eligible Inventory; plus
                                                     ----

              (iv)  up to 85% of Eligible Inventory Under Contract; plus
                                                                    ----

               (v)  up to 100% of the Fixed Asset Allocation, less
                                                              ----

               (x) 100% of open accounts payable, including product and excise tax accruals; and

               (y) such reserves as the Lender, in its sole discretion, deems appropriate from time to time.

          (b) at any date of determination on or after the Borrowing Base Reduction Date, the sum of the following at such date:

               (i)  up to 100% of the Eligible Cash and Cash Equivalents; plus
                                                                          ----

              (ii)  up to 85% of the Pre-Approved Eligible Receivables; plus
                                                                        ----

             (iii)  up to 70% of Eligible Inventory; plus
                                                     ----

              (iv)  up to 70% of Eligible Inventory Under Contract; plus
                                                                    ----

               (v)  up to 100% of the Capital Expenditures Portion, less
                                                                    ----

               (x) 100% of open accounts payable, including product and excise tax accruals; and

               (y) such reserves as the Lender, in its sole discretion, deems appropriate from time to time.

          "Borrowing Base Certificate" means a certificate substantially in the
           --------------------------
 form of Exhibit C.

          "Borrowing Base Reduction Date" means the earlier of (i) the date of
           -----------------------------
the completion and execution of a Capital Markets Transaction if and only if such Capital Markets Transaction is sufficient to repay in full the Fixed Asset Allocation or (ii) April 1, 1998.

          "Business Day" means a day of the year on which banks are not
           ------------
required authorized to close in New York City.

          "Capital Expenditures" means, for any Person for any period, the
           --------------------
aggregate of (i) all expenditures by such Person and its Subsidiaries, except interest capitalized during construction, during such period for property, plant or equipment, including, without limitation, renewals, improvements, replacements and capitalized repairs, that would be reflected as additions to property, plant or equipment on a consolidated balance sheet of such Person and its Subsidiaries prepared in conformity with GAAP and (ii) the principal amount of all Indebtedness incurred or assumed in connection with any such additions to property, plant and equipment. For the purpose of this definition, the purchase price of equipment which is acquired simultaneously with the trade-in of existing equipment owned by such Person or any of its Subsidiaries or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment being traded in at such time or the amount of such proceeds, as the case may be.

          "Capital Expenditures Portion" means an amount determined by the
           ----------------------------
Bank, in its sole discretion but in no event greater than the lesser of (i) $2,000,000, subject to the Capital Expenditures agreed upon by the Borrower and Bank in any given Fiscal Quarter as set forth on Schedule 2.16 and (ii) the amount available under the Reduction Schedule not to exceed the reasonable value of real property and/or fixed assets of the Borrower in which the Bank has a fully perfected first priority security interest and any notes due to the Borrower secured by real property in which the Bank has assignment and possession of the note and the underlying first priority mortgage.

          "Capital Markets Transaction" means (i) any capital markets or
           ---------------------------
financing transaction, including but not limited to secondary offerings, private placements, rights offerings, note issuances of Resources or Production or any of their respective Subsidiaries or (ii) any such capital markets or financing transaction of an Affiliate of Resources other than as specified in clause (i) wherein the proceeds thereof are injected (including, without limitation, as capital or as a loan) into Resources or any of its Subsidiaries.

          "Capitalized Lease" means, as to any Person, any lease of property by
           -----------------
such Person as lessee which would be capitalized on a balance sheet of such Person prepared in conformity with GAAP.

          "Capitalized Lease Obligations" means, as to any Person, the
           -----------------------------
capitalized amount of all obligations of such Person or any of its Subsidiaries under Capitalized Leases, as determined on a consolidated basis in conformity with GAAP.

          "Cash Collateral Account" has the meaning specified in Section 8.3(a).
           -----------------------

          "Closing Date" means the earlier of (i) the date of the closing of the
           ------------
Acquisition Agreement or (ii) December 24, 1997.

          "Closing Fee" has the meaning specified in Section 2.3(b).
           -----------

          "Code" means the Internal Revenue Code of 1986 (or any successor
           ----
legislation thereto), as amended from time to time.



          "Collateral" means all property and interests in property and proceeds
           ----------
thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is granted under any of the Collateral Documents.

          "Collateral Documents" means the Security Agreement, the Pledge
           --------------------
Agreement, the Deed of Trust, the Mortgages, the Assignment of Promissory Note, the Blocked Account Letter and any other document executed and delivered by a Loan Party granting a Lien in favor of the Bank on any of its property, including the Sound Note, to secure payment of the Obligations.

          "Commitment" means, the commitment of the Lender to make Loans and
           ----------
to issue Letters of Credit to the Borrowers pursuant to section 2.1 in the aggregate principal amount outstanding not to exceed $23,750,000, provided that
                                                                  -------- ----
the aggregate principal amount outstanding of the Loans shall not exceed $16,500,000 at any time on or prior to April 1, 1998 and $8,000,000 thereafter, in each case subject to Availability, as such amount may be reduced or modified pursuant to this Agreement.

          "Commitment Fee" has the meaning specified in Section 2.3(a).
           --------------

          "Concentration Accounts" has the meaning specified in Section 2.14.
           ----------------------

          "Consent" means the Consent Regarding Release of Trust Deed and
           -------
Security Agreement, dated as of July 14, 1997, between Banque Paribas and Inland, as amended from time to time.

          "Contaminant" means any substance regulated or forming the basis of
           -----------
liability under any Environmental Law, including, without limitation, any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, or any constituent of any such substance or waste.

          "Contract" means any contract, agreement, undertaking, indenture,
           --------
note, bond, loan, instrument, lease, conditional sales contract, mortgage, deed of trust, license, franchise, insurance policy, commitment or other arrangement or agreement.

          "Contractual Obligation" of any Person means any obligation,
           ----------------------
agreement, undertaking or similar provision of any security issued by such Person or of any Contract (excluding a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its properties is subject.

          "Deed of Trust" means the deed of trust, in substantially the form of
           -------------
Exhibit F (covering the Borrower's refinery and property in Woods Cross, Utah), as such deed of trust may be further amended, supplemented or otherwise modified from time to time.

          "Default" means any event which with the passing of time or the
           -------
giving of notice or both would become an Event of Default.

          "DOL" means the United States Department of Labor, or any successor
           ---
thereto.

          "Effective Date" means the first date on which all of the conditions
           --------------
set forth in Section 3.1 are satisfied.

          "Eligible Cash and Cash Equivalents" means all cash and cash
           ----------------------------------
equivalents of the Borrower on deposit in Permitted Bank Accounts.

          "Eligible Inventory" means such of the Inventory of the Borrower as
           ------------------
constitutes Collateral in which the Bank has a fully perfected exclusive and first priority security interest and, as the Bank, in its discretion, deems eligible, excluding, without limitation:

          (a) Inventory which is not owned by the Borrower free and clear of security interests, Liens and encumbrances in favor of any Person other than the Bank; or

          (b) Inventory which has not been purchased by the Borrower for no more than a fair consideration and, unless the Bank otherwise agrees in writing, from a Person not an Affiliate of the Borrower; or

          (c) Inventory which is not merchantable or is obsolete or obsolescent or

          (d) Inventory which is stored in facilities belonging to or under the control of a third party unless such third party and the location of any such facility has been approved by the Bank and such Inventory, (i) is covered by a negotiable document duly and properly endorsed and delivered to the Bank or (ii) it is covered by a non-negotiable document and either (A) such document is duly issued in the name of the Bank and delivered to the Bank or (B) the Borrower has notified such third party (x) of the Bank's security interest in the Inventory,
(y) has instructed such third party facility not to release such Inventory without the Bank's prior written consent and (z) not to commingle such Inventory and has instructed such third party to confirm, in writing, directly to the Bank such third party's acknowledgment of the Bank's security interest and agreement to follow the above instructions and such third party has so confirmed the foregoing to the Bank in writing in form and substance acceptable to the Bank; or

          (e) Inventory which does not comply with all of the representations and warranties with respect to such Inventory contained in this Agreement and in any other Loan Documents delivered to the Bank; or

          (f) Inventory which the Bank, in its discretion, otherwise deems ineligible.

For the purpose of computing the Borrowing Base, Eligible Inventory shall be valued at the lower of cost or market on a first in first out basis.

          "Eligible Inventory Under Contract" means crude oil and petroleum
           ---------------------------------
products that: (i) the Borrower has contracted to purchase but have not yet been delivered; and (ii) are not included in Eligible Inventory but would qualify as Eligible Inventory upon delivery; and (iii) the Borrower's obligation to pay for is supported by a Letter of Credit.

          "Eligible Receivables" means the gross outstanding balance, less all
           --------------------
finance charges, late fees and other fees which are unearned, sales, excise or similar taxes, and credits or allowances granted, of those Accounts of the Borrower arising out of sales of merchandise, goods or services in the ordinary course of business, made by the Borrower to a Person which is approved by the Bank and is not an Affiliate of the Borrower, which are not in dispute, and which constitute Collateral in which the Bank has a fully perfected exclusive and first priority security interest, and, if the account debtor is a Governmental Authority, Borrower has assigned its rights to payment of such account to the Bank pursuant to the Assignment of Claims Act of 1940, as amended, in the case of a federal Governmental Authority, and pursuant to applicable state law, if any, in the case of any other Governmental Authority, and such assignment has been accepted and acknowledged by the appropriate government officers provided, however, that an Account shall in no event be an
                    --------  -------
Eligible Receivable if:

          (a) such Account is past due according to the original terms of sale or if the term of such Account is more than 30 days, except that if the account
                                                     ------
dedtor on such Account is the Defense Fuel Supply Center then such Account may, at any time, be past due no more than 60 days according to the original terms of sale and, provided, that the original terms of sale were not more than 30 days and such Account would otherwise be an Eligible Receivable; provided that,
                                                            -------- ----
notwithstanding the preceding clauses in this subsection, an Account of Crysen Refining, Inc. or of Sound Refining, Inc., that is past due before March 1, 1998 shall be an Eligible Receivable.

          (b) any representation and warranty contained in this Agreement or any other Loan Document with respect either to Accounts or Eligible Receivables in general or to such specific Account is not true and correct with respect to such Account; or

          (c) the account debtor on such Account has disputed liability or made any claim with respect to any other Account due from such account debtor to the Borrower; or

          (d) the account debtor on such Account has filed a petition for bankruptcy or any other relief under the Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization or relief of debtors; made an assignment for the benefit of creditors; had filed against it any petition or other application for relief under the Bankruptcy Code or any such other law; has failed, suspended business operations, become insolvent, called a meeting of its creditors for the purpose of obtaining any financial concession or accommodation, or had or suffered a receiver or a trustee to be appointed for all or a significant portion of its assets or affairs; or

          (e) the account debtor on such Account or any of its Affiliates is also a supplier to or creditor of the Borrower except that the Bank in its discretion may determine that only the amount of the Account equal to the Borrower's payable shall be ineligible; or

          (f) the sale represented by such Account is to an account debtor outside the continental United States, unless the sale is on letter of credit or acceptance terms acceptable to the Bank, in its discretion; or

          (g) the sale to such account debtor on such Account is on a bill-on-hold, guaranteed sale, sale-and-return, sale-on-approval or consignment basis; or

          (h) such Account is subject to a Lien in favor of any Person other than the Bank; or

          (i) such Account is subject to any deduction, offset, counterclaim, return privilege or other conditions; or

          (j) the sale represented by such Account is denominated in other than United States dollars; or

          (k) the Bank believes, in its discretion, that the collection of such Account is insecure or that such Account may not be paid, or otherwise deems the Account ineligible; or

          (l) such Account is not evidenced by an invoice or other writing in form acceptable to the Bank, in its discretion; or

          (m) the Borrower, in order to be entitled to collect such Account, is required to perform any additional service for, or perform or incur any additional obligation to, the Person to whom or to which it was made; or

          (n) the account debtor on such Account has not been notified in writing, acknowledged by such account debtor, in form and substance satisfactory to the Bank, to the effect that such Account has been assigned to the Bank and that all remittances of such account debtor with respect to such Account are to be deposited in the Blocked Account without offset or counterclaim; or

          (o) Accounts of such account debtor represent more than 15% of the Eligible Receivables at such time;

provided further, however, that any receivable (i) due to Crysen Refining, Inc
-------- -------  -------
and/or Sound Refining, Inc. and (ii) purchased by the Borrower shall not be an Eligible Receivable on or after March 1, 1998.

          "Environmental Laws" means all federal, state and local laws,
           ------------------
statutes, ordinances and regulations, now or
hereafter in effect, and in each case as amended or supplemented from time to time, and any judicial or administrative interpretation thereof, including, without limitation, any judicial or administrative order, consent decree or judgment relating to the regulation and protection of human health, safety, the environment or natural resources (including, without limitation, ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include but are not limited to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. (S) 9601 et seq.) ("CERCLA"); the
                                                      -- ---
Hazardous Materials Transportation Act, as amended (49 U.S.C. (S) 1801 et seq.)
                                                                       -- ---
Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. (S) 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C.
    -- ---
(S) 6901 et seq.) ("RCRA"); the Toxic Substances Control Act, as amended (15
         -- ---
U.S.C. (S) 2601 et seq.); the Clean Air Act, as amended (42 U.S.C. (S) 7401 et
                -- ---                                                      --
seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. (S) 1251
---
et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. (S) 651
-- ---
et seq.); and the Safe Drinking Water Act, as amended (42 U.S.C. (S) 300f et
-- ---                                                                    --
seq.), and their state and local counterparts or equivalents and any transfer of
---
ownership notification or approval statute, including, without limitation, the New Jersey Environmental Cleanup Responsibility Act (N.J. Stat. Ann. (S) 13:1K-6 et seq.) ("ECRA").
-- ---

          "Environmental Liabilities and Costs" means, as to any Person, all
           -----------------------------------
liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including, without limitation, any thereof arising under any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, and which relate to any environmental, health or safety condition, or a Release or threatened Release, and result from the past, present or future operations of, or ownership of property by, such Person or any of its Subsidiaries.

          "Environmental Lien" means any Lien in favor of any Governmental
           ------------------
Authority for Environmental Liabilities and Costs.

          "ERISA" means the Employee Retirement Income Security Act of 1974 (or
           -----
any successor legislation thereto), as amended from time to time.

          "ERISA Affiliate" means any trade or business (whether or not
           ---------------
incorporated) under common control with any Loan Party or any of its Subsidiaries within the meaning of Section 414 (b), (c), (m) or (o) of the Code.

          "ERISA Event" means (i) a Reportable Event with respect to a Title IV
           -----------
Plan or a Multiemployer Plan; (ii) the withdrawal of any Loan Party, any of its Subsidiaries or any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (iii) the complete or partial withdrawal of any Loan Party, any of its Subsidiaries or any ERISA Affiliate from any Multiemployer Plan; (iv) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (v) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (vi) the failure to make any required contribution to a Qualified Plan; (vii) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA; (viii) a prohibited transaction (as described in Section 4975 of the Code or Section 406 of ERISA) shall occur with respect to any Plan; or (ix) the Borrower or

ERISA Affiliate shall request a minimum funding waiver from the IRS with respect to any Pension Plan.

          "Event of Default" has the meaning specified in Section 8.1.
           ----------------

          "Fiscal Quarter" means each of the three month periods ending on the
           --------------
last calendar day of March 31, June 30, September 30, and December 31.

          "Fiscal Year" means the twelve month period ending on December 31.
           -----------

          "Fixed Asset Allocation" means an amount determined by the Bank, in
           ----------------------
its sole discretion but in no event greater than $2,000,000, of the reasonable value of real property and/or fixed assets of the Borrower in which the Bank has a fully perfected exclusive and first priority security interest and any notes due to the Borrower secured by real property in which the Bank has assignment and possession of the note and the underlying first priority mortgage; provided
                                                                       --------
however, that in the event of any repayment or prepayment of the Fixed Asset
-------
Allocation, including without limitation, from payment on the Sound Note, availability under this Fixed Asset Allocation shall be immediately and permanently reduced by the amount repaid or prepaid.

          "Fixed Asset Allocation/Capital Expenditures Portion Availability Fee"
           --------------------------------------------------------------------
has the meaning specified in section 2.3(c).

          "GAAP" means generally accepted accounting principles in the United
           ----
States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board.

          "General Release" means the agreement, in substantially the form of
           ---------------
Exhibit J.

          "Governmental Authority" means any nation or government, any state or
           ----------------------
other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Hazardous Material" means any substance, material or waste which is
           ------------------
regulated by any Governmental Authority of the United States or other national government, including, without limitation, any material, substance or waste which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law, which includes, but is not limited to, petroleum, petroleum products, asbestos, urea formaldehyde and polychlorinated biphenyls.

          "Hedging Account" has the meaning specified in the Security Agreement
           ---------------

          "Improvements" has the meaning specified in Section 4.13(d).
           ------------

          "Indebtedness" of any Person means (i) all indebtedness of such Person
           ------------
for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured) or for the deferred purchase price of property or services, (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (iii) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all Capitalized Lease Obligations of such Person, (v) all Indebtedness of others guarantied by such Person, and (vi) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Stock or Stock Equivalent of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends.

          "Indemnitee" has the meaning specified in Section 9.4.
           ----------

          "Inventory" has the meaning specified in the Security Agreement.
           ---------

          "Investment" has the meaning specified in Section 7.5.
           ----------

          "IRS" means the Internal Revenue Service, or any successor thereto.
           ---

          "Leases" means, with respect to the Borrower, all of those leasehold
           ------
estates in real property owned or hereafter acquired by the Borrower or any of its Subsidiaries, as lessee, as such may be amended, supplemented or otherwise modified from time to time to the extent permitted by this Agreement.

          "Lending Office" means the address of the Bank as specified in and
           --------------
subject to the conditions of Section 9.2.

          "Letter of Credit" means, any letter of credit issued for the account
           ----------------
of the Borrower by the Bank pursuant to Section 2.13.

          "Letter of Credit Obligations" means, at any time, all liabilities at
           ----------------------------
such time of the Borrower to the Bank with respect to Letters of Credit, whether or not any such liability is contingent, and includes the sum of (i) the portion of the Reimbursement Obligations at such time applicable to any Letter of Credit and (ii) the Letter of Credit Undrawn Amounts at such time.

          "Letter of Credit Request" has the meaning specified in Section
           ------------------------
2.13(c).

          "Letter of Credit Undrawn Amounts" means, at any time, the aggregate
           --------------------------------
undrawn face amount of all Letters of Credit outstanding at such time.

          "Lien" means any mortgage, deed of trust, pledge, hypothecation,
           ----
assignment, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or other obligation, including, without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a Capitalized Lease Obligation, any financing lease having substantially the same economic effect as any of the foregoing, and the filing, under the Uniform Commercial Code or comparable law of any jurisdiction, of any financing statement naming the owner of the asset to which such Lien relates as debtor.

          "Loans" means a loan made pursuant to Section 2.1.
           -----

          "Loan Documents" means, collectively, this Agreement, the Note, the
           --------------
Resources/Production Capital Markets Transaction Letter, any Nondisturbance Agreement, and the Collateral Documents.

          "Loan Party" means the Borrower; provided however that so long as
           ----------                      -------- -------
Resources and/or Production has any Obligation to the Bank, including, without limitation, under the Pledge Agreement and the Resources/Production Capital Markets Transaction Letter, they shall constitute Loan Parties hereunder and under the Loan Documents.

          "Material Adverse Change" means a material adverse change in any of
           -----------------------
(i) the condition (financial or otherwise), business, assets, performance, prospects, projections, operations or properties of any Loan Party or any Loan Party and its Subsidiaries taken as one enterprise, (ii) the legality, validity or enforceability of any Loan Document, (iii) the perfection or priority of the Liens granted pursuant to the Collateral Documents, (iv) the ability of the Borrower to repay the Obligations or of any Loan Party to perform its obligations under any Loan Document, or (v) the rights and remedies of the Bank under the Loan Documents.

          "Material Adverse Effect" means an effect that could result in a
           -----------------------
Material Adverse Change.

          "Maximum Position Limits" means the limits set forth below as the
           -----------------------
maximum position (defined as the maximum quantities, in U.S. barrels, which, at a fixed price, Borrower either owns or has committed to own (a "long" position) or has sold or committed to sell (a "short" position)) which Borrower may hold at anytime:

          (a) for crude oil and petroleum products, the maximum net open position shall not exceed 100,000 barrels at any given time.

          "Mortgages" means the mortgages or deeds of trust (including the
           ---------
Deed of Trust) made or required herein to be made by the Borrower in substantially the form of Exhibit F-1 as such Mortgages may be amended, supplemented or otherwise modified from time to time.

          "Multiemployer Plan" means a multiemployer plan, as defined in Section
           ------------------
4001(a)(3) of ERISA, and to which any Loan Party, any of its Subsidiaries or any ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

          "Nondisturbance Agreement" shall mean an agreement, in form and
           ------------------------
substance acceptable to the Bank, including the SJCC Nondisturbance Agreement, upon which the any bailee, warehousemen or other Person holding or storing Collateral recognizes the Bank's Liens and agrees not to disturb the Bank's Collateral.

          "Note" means a promissory note of the Borrower payable to the order
           ----
of the Lender in a principal amount equal to the amount of such Lender's Commitment, in substantially the form of Exhibit A, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the Loans made by the Lender.

          "Notice of Borrowing" has the meaning specified in Section 2.2.
           -------------------

          "Obligations" means the Loans, the Letter of Credit Obligations, and
           -----------
all other advances, debts, liabilities, obligations, covenants and duties owing by the Borrower or any Loan Party or any Indemnitee to the Bank, of every type and description, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement or under any other Loan Document or otherwise, whether or not for the payment of money, loan, guaranty, indemnification, foreign exchange transaction or interest rate contract or in any other manner, whether direct or indirect (including, without limitation, those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term "Obligations" includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements and any other sum chargeable to the Borrower under this Agreement or any other Loan Document.

          "Other Taxes" has the meaning specified in Section 2.12(b).
           -----------

          "PBGC" means the Pension Benefit Guaranty Corporation, or any
           ----
successor thereto.

          "Pension Plan" means an employee pension benefit plan, as defined in
           ------------
Section 3(2) of ERISA (other than a Multiemployer Plan), which is not an individual account plan, as defined in Section 3(34) of ERISA, and which any Loan Party, any of its Subsidiaries or, if a Title IV Plan, any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

          "Permit" means any permit, approval, authorization, license,
           ------
variance or permission required from a

Governmental Authority under an applicable law, rule, regulation or other requirement of law.

          "Permitted Bank Accounts" has the meaning specified in Section 7.10.
           -----------------------

          "Person" means an individual, partnership, corporation (including,
           ------
without limitation, a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a Governmental Authority.

          "Plan" means an employee benefit plan, as defined in Section 3(3) of
           ----
ERISA, which any Loan Party, or any of its Subsidiaries maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

          "Pledge Agreement" means an agreement, in substantially the form of
           ----------------
Exhibit E, executed by Resources, as such agreement may be amended, supplemented or modified from time to time.

          "Pre-Approved Eligible Receivables" shall mean any Eligible
           ---------------------------------
Receivable in which the Lender has a valid and exclusive first security interest, from any entity listed on the schedule of pre-approved obligors ("Schedule I"); provided however, that to the extent the aggregate Eligible
                -------- -------
Receivables from a single obligor listed on Schedule I exceeds the credit limit allowed to such obligor, such excess shall be excluded from the calculation of Pre-Approved Eligible Receivables.

          "Prime Rate" means a fluctuating rate of interest per annum equal to
           ----------
the interest rate most recently publicly announced from time to time by The Chase Manhattan Bank in New York, New York as its base rate or equivalent commercial lending rate; provided, however, that if The Chase Manhattan Bank
                         --------  -------
shall cease to so announce its base rate, the fluctuating interest rate per annum announced publicly by Citibank, N.A. in New York as its prime rate and if Citibank, N.A. shall cease to so announce its prime rate, then the highest rate published from time to time as the "Prime Rate" in The Wall Street Journal.

          "Production" means Inland Production Company.
           ----------

          "Qualified Plan" means an employee pension benefit plan, as defined
           --------------
in Section 3(2) of ERISA, which is intended to be tax-qualified under Section 401(a) of the Code, and which any Loan Party, any of its Subsidiaries or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

          "Real Estate" means all of those plots, pieces or parcels of land now
           -----------
owned or hereafter acquired by the Borrower or any of its Subsidiaries (the "Land"), including, without limitation, those listed on Schedule 4.13(a)(ii) and described in the Mortgages, together with the right, title and interest of the Borrower, if any, in and to the streets, the land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, adjoining or abutting the Land to the center line thereof, the air space and development rights pertaining to the Land and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting the Land and all royalties and rights appertaining to the use and enjoyment of the Land, including, without limitation, all alley, vault, drainage, mineral, water, oil and gas rights, together with all of the buildings and other improvements now or hereafter erected on the Land, and any fixtures appurtenant thereto.

          "Real Property" has the meaning specified in Section 4.13(c).
           -------------

          "Reimbursement Obligations" means all matured reimbursement or
           -------------------------
repayment obligations of the Borrower to the Bank with respect to Letters of Credit.

          "Reduction Schedule" means for the period set forth below the Amount
           ------------------
Available set forth thereto, subject to the Approved Capital Expenditures budget as set forth on Schedule 2.16:

               Period:                      Amount Available:
               4/1/98  - 6/30/98            $2,000,000
               7/1/98  - 9/30/98            $1,333,334
               10/1/98 - 12/30/98           $  666,666
               12/31/98                     $        0

          "Related Documents" means, each Subordinated Debt Agreement, the
           -----------------
Acquisition Agreement and each other document and instrument executed with respect to the Subordinated Debt, the Acquisition and the equity of Resources in the Borrower.

          "Release" means, as to any Person, any release, spill, emission,
           -------
leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration, in each case of any Contaminant, into the indoor or outdoor environment or into or out of any property owned by such Person, including, without limitation, the movement of Contaminants through or in the air, soil, surface water, ground water or property.

          "Remedial Action" means all actions, including without limitation any
           ---------------
Capital Expenditures, required or voluntarily undertaken to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment, (ii) prevent the Release or threat of Release or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or
(iii) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (iv) bring facilities on any property owned, leased or operated by the Borrower or any of its Subsidiaries into compliance with all Environmental Laws and Environmental Permits.

          "Reportable Event" means any of the events described in Section
           ----------------
4043(b)(1), (2), (3), (5), (6), (8) or (9) of ERISA.

          "Requirement of Law" means, as to any Person, the certificate of
           ------------------
incorporation and by-laws or other organizational or governing documents of such Person, and all federal, state and local laws, rules and regulations, including, without limitation, federal, state or local securities, antitrust and licensing laws, any federal, state or local laws or regulations concerning physicians, nurses and psychologists, all food, health and safety laws, and all applicable trade laws and requirements, including, without limitation, all disclosure requirements of Environmental Laws, ERISA and all orders, judgments, decrees or other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Resources" means Inland Resources Inc.
           ---------

          "Resources/Production" means Resources and Production collectively.
           --------------------

          "Resources/Production Capital Markets Transaction Letter" shall have
           -------------------------------------------------------
the meaning set forth in Section 3.2(r) hereof.

          "Responsible Officer" means, with respect to any Person, any of the
           -------------------
principal executive officers of such Person.

          "SJCC" means San Jacinto Carbon Company.
           ----

          "SJCC Nondisturbance Agreement" shall have the meaning set forth in
           -----------------------------
Section 3.2 hereof.

          "Security Agreement" means an agreement in substantially the form of
           ------------------
Exhibit I, executed by the Borrower, as such agreement may be amended, supplemented or modified from time to time.

          "Solvent" means, with respect to any Person, that the value of the
           -------
assets of such Person (both at fair value and present fair saleable value) is, on the date of determination, greater than the total amount of liabilities (including, without limitation, contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature and does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Sound Note" means a promissory note of SJCC, the buyer of the fixed
           ----------
assets and real property of Sound Refining, Inc., payable to the order of the Borrower evidencing the aggregate Indebtedness of SJCC to the Borrower resulting from the assumption of Indebtedness by SJCC in the amount of the purchase price of the fixed assets, which promissory note shall be amended and restated and endorsed and delivered by Borrower to the order of the Bank. For purposes of this Agreement, the definition of Sound Note shall include any collateral documents for property securing the Sound Note.

          "Specified Proceeds" means all (i) cash proceeds received by or on
           ------------------
behalf of the Borrower or Subsidiary of the Borrower received in respect of any suit, action, litigation, investigation or proceeding, pending or threatened, before any court, Governmental Authority or arbitrator, (ii) proceeds of any and all tax refunds received by the Borrower and Subsidiary of the Borrower and
(iii) all life, casualty or other insurance proceeds received by the Borrower or any Subsidiary of the Borrower.

          "Stock" means shares of capital stock, beneficial or partnership
           -----
interests, participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or non-voting, and includes, without limitation, common stock and preferred stock.

          "Stock Equivalents" means all securities convertible into or
           -----------------
exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any stock, whether or not presently convertible, exchangeable or exercisable.

          "Subordinated Debt" means any debt subordinated to the Bank and
           -----------------
subject to the approval of the Bank.

          "Subsidiary" means, with respect to any Person, any corporation,
           ----------
partnership or other business entity of which an aggregate of 50% or more of the outstanding Stock having ordinary voting power to elect a majority of the board of directors, managers, trustees or other controlling persons, is, at the time, directly or indirectly, owned or controlled by such Person and/or one or more Subsidiaries of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

          "Tangible Capital Base" means, as to any Person, the sum of its
           ---------------------
Tangible Net Worth plus any Subordinated Debt.

          "Tangible Net Worth" means (i) total assets (including, without
           ------------------
limitation, the Sound Note but excluding any other promissory notes made in favor of the Borrower (x) in an amount equal to the then outstanding amount thereof and (y) only if there is no Default with respect to the Sound Note) less
(ii) total "liabilities" excluding (a) all Subordinated Debt and (b) any promissory notes or any other evidence of Indebtedness of the Borrower, except that there shall be excluded therefrom all intangible assets, including, but without limitation, organizational expenses, patents, trademarks, copyrights, goodwill, covenants not to compete, research and development costs, training costs, treasury stock and all unamortized debt discount, and deferred charges. For the purposes of this definition

"assets" and liabilities" shall be determined in accordance with Generally Acceptable Accounting Principles.

          "Tax Affiliate" means, as to any Person, (i) any Subsidiary of such
           -------------
Person, and (ii) any Affiliate of such Person with which such Person files or is eligible to file consolidated, combined or unitary tax returns.

          "Taxes" has the meaning specified in Section 2.12(a).
           -----

          "Tax Return" has the meaning specified in Section 4.3.
           ----------

          "Termination Date" means the earliest of (i) December 31, 1997, unless
           ----------------
the Effective Date occurs on or prior thereto, (ii) January 29, 1999, (iii) the repayment in full of the Loans and (iv) the date of termination in whole of the Commitments pursuant to Section 2.5 or 8.2 if prior to January 29, 1999.

          "Title Insurance Policies" has the meaning specified in Section
           ------------------------
3.1(h)(i).

          "Title IV Plan" means a Pension Plan, other than a Multiemployer Plan,
           -------------
which is covered by Title IV of ERISA.

          "Unfunded Pension Liability" means, as to any Loan Party at any time,
           --------------------------
the aggregate amount, if any, of the sum of (i) the amount by which the present value of all accrued benefits under each Title IV Plan of such Loan Party, any of its Subsidiaries or any ERISA Affiliate exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions in effect under such Title IV Plan, and (ii) for a period of five years following a transaction reasonably likely to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Loan Party, any of its Subsidiaries or any ERISA Affiliate as a result of such transaction.

          "Welfare Benefit Plan" means an employee welfare benefit plan, as
           --------------------
defined in Section 3(1) of ERISA, to which any Loan Party or any of its Subsidiaries maintains, contributes to, contributed to within the six year period prior to the Effective Date, or has an obligation to contribute to, on behalf of its former or active employees (or their beneficiaries).

          "Withdrawal Liability" means, as to any Loan Party at any time, the
           --------------------
aggregate amount of the liabilities of any Loan Party, any of its Subsidiaries or any ERISA Affiliate pursuant to Section 4201 of ERISA, and any increase in contributions required to be made pursuant to Section 4243 of ERISA, with respect to all Multiemployer Plans.

          "Woods Cross Refinery" means the refinery of Crysen Refining, Inc.
           --------------------
located in Woods Cross, Utah to be acquired by the Borrower pursuant to the Acquisition.

          1.2.  Accounting Terms.  All accounting terms not specifically defined
                ----------------
herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in conformity with GAAP.

                                  ARTICLE II

                        AMOUNTS AND TERMS OF THE LOANS

          2.1.  The Loans.  On the terms and subject to the conditions contained
                ---------
in this Agreement, the Bank agrees to make loans (each a "Loan") to the Borrower from time to time on any Business Day during the period from the date hereof until the Business Day immediately preceding the Termination Date in an aggregate amount not to exceed at any time outstanding the Lender's Commitment; provided, however, that at no time shall the Bank be obligated to make Loans in
--------  -------
an aggregate amount to exceed $16,500,000 outstanding at any time on or prior to April 1, 1998 or $8,000,000 thereafter, including Loans (at any time) of an aggregate amount not to exceed $2,000,000 either for the Fixed Asset Allocation or Capital Expenditures Portion, provided further, however,
                                 -------- -------  -------
that at no time shall the Bank be obligated to make a Loan to the Borrower in excess of the Availability. All Loans and Letters of Credit shall be used solely for the purposes provided for in Section 2.16 of this Agreement. Within the limits of the Bank's Commitments, amounts repaid from time to time under the Loans may be reborrowed under this Section 2.1 (except to the extent that such reborrowing is not permitted as provided for in this Agreement). The Loans shall be evidenced by the Note to the order of the Bank.

          2.2.  Making the Loans.  (a) Each Loan shall be made on notice, given
                ----------------
by the Borrower to the Bank not later than 12:00 noon (New York City time) on the Business Day of the proposed Loan borrowing. Each such notice (a "Notice of Borrowing") shall be in substantially the form of Exhibit B and shall be accompanied by the supporting documentation required thereby.

          2.3.  Fees.  (a) The Borrower agrees to pay to the Bank a fee (the
                ----
"Commitment Fee") on the average daily unused portion of the Commitment from the
 --------------
date hereof until the Termination Date at the rate of 1/2 of 1% per annum, payable (i) monthly in arrears on the first Business Day of each month for the preceding month, (ii) on the date of any reduction of the Commitment pursuant to
Section 2.4 and (iii) on the Termination Date.

          (b)   The Borrower agrees to pay to the Bank a fee (the "Closing Fee")
                                                                   -----------
in an amount equal to $123,750, fully earned and nonrefundable, due and payable within fifteen (15) days of the Closing Date.

          (c)   The Borrower agrees to pay to the Bank a fee (the "Fixed Asset
                                                                   -----------
Allocation/Capital Expenditures Portion Availability Fee") in an amount equal to
--------------------------------------------------------
$30,000, fully earned and nonrefundable, due and payable within fifteen (15) days of the Closing Date.

          (d) The Borrower agrees to pay to the Bank a fee (the "Administration Fee"), payable monthly in arrears on the first Business Day of
 ------------------
each month for the preceding month, in an amount equal to $5,000 per month, provided that such amount shall be reduced to $2,000 per month upon the full and permanent repayment of all borrowings under the Fixed Asset Allocation and the Capital Expenditures Portion.

          2.4.  Reduction of the Commitments. (a) The Borrower may, upon at
                ----------------------------
least three Business Days' prior written notice to the Bank, terminate in whole or reduce in part the unused portions of the Commitment; provided, however, that
                                                         --------  -------
each partial reduction shall be in the aggregate amount of not less than $1,000,000; or an integral multiple of $500,000 in excess thereof; provided,
                                                                   --------
further that simultaneously with such reduction the Borrower shall make any
-------
repayments required pursuant to Section 2.5.

          (b) Upon any mandatory prepayment pursuant to Section 2.6 hereof, the Commitment shall automatically reduce by the principal amount of such mandatory prepayment.

          2.5.  Repayment.  (a)  The Borrower shall repay on or prior to the
                ---------
Termination Date (i) the entire unpaid principal amount of the Loans and (ii) any amounts drawn under a Letter of Credit; provided however, the entire unpaid
                                            -------- -------
principal amount of the Loans together with accrued and unpaid interest, charges, expenses and other fees, attributed to a borrowing of the Fixed Asset Allocation shall, subject to any Mandatory Prepayments (provided for in Section 2.6), be repaid on or before April 1, 1998.

          (b) All immediately available funds in the Concentration Account of the Borrower shall be applied on the date on which they are first immediately available, to any accrued but unpaid fees owing from the Borrower, next to the accrued and unpaid interest on the Loans, and next, to the outstanding principal amount of any outstanding Reimbursement Obligations of the Borrower, and next to the Loans of the Borrower, and, if no Loans of the Borrower are then outstanding, then such funds are to be used to cash collateralize the Letter of Credit Obligations of the Borrower then outstanding. Notwithstanding anything to the contrary contained herein, if an Event of Default has occurred and is continuing, the Bank shall have the exclusive right to revise and reapply the foregoing to any of the Obligations in whatever order the Bank deems appropriate any and all proceeds thereafter or theretofore received in or from the Concentration Account.

          2.6.  Mandatory Prepayments.  (a)  The Borrower shall forthwith prepay
                ---------------------
the Loan, without premium or penalty, but without limiting the provisions of
Section 2.9, upon receipt by the Borrower or any Subsidiary of the Borrower of Asset Sale Proceeds in an amount equal to such Asset Sale Proceeds, together with accrued interest to the date of such prepayment on the principal amount prepaid, except to the extent that the Bank in its discretion consents, in writing, to the Borrower's reinvestment of all or a portion of such Asset Sale Proceeds in the Borrower's business. The Borrower shall forthwith prepay any amount arising from the payment of accounts receivables or the sale of inventory related to the assets acquired from Sound Refining, Inc. and thereby permanently reduce the Availability by such amount.

          (b) If at any time either (i) the sum of the aggregate principal amount of Loans made to the Borrower and Letter of Credit Obligations of the Borrower outstanding at such time exceeds the then applicable Commitment (including any sublimits on Loans as provided for in the definition of the Commitment), (ii) the sum of the Loans made to the Borrower and the Letter of Credit Obligations of the Borrower outstanding at such time exceeds the then applicable Borrowing Base, or (iii) the sum of the Loans made to the Borrower under the Capital Expenditures Portion outstanding at such time exceeds the then applicable "Amount Available" as set forth in the Reduction Schedule, the Borrower shall forthwith repay the Loans then outstanding in an amount equal to such excess, together with accrued interest, and if no Loans are then outstanding, the Borrower shall cash collateralize such excess by paying to the Bank immediately available funds in the amount of such excess for deposit in the Cash Collateral Account referred to in Section 8.3, which funds shall be maintained in the Cash Collateral Account in accordance with the provisions of
Section 8.3 as long as and to the extent that the Letter of Credit Obligations exceed the Commitments.

          (c) The Borrower shall forthwith prepay any amount received from the repayment of any note due to the Borrower including, without limitation, the Sound Note, and such amount shall be applied first, to repay the Loans attributed to a borrowing of the Fixed Asset Allocation or the Capital Expenditures Portion and second, to prepay any outstanding Loans.

          (d) Any proceeds from any Capital Markets Transaction will be used as a mandatory prepayment and permanently reduce the Availability in the amount of the prepayment (i) first to prepay the Fixed Asset Allocation, (ii) then to prepay the amounts pursuant to Section 2.6(b) and (iii) finally, to prepay any outstanding Loans under the Capital Expenditures Portion.

          (e) The Borrower shall forthwith prepay the Loans, without premium or penalty, but without limiting the provisions of Section 2.9, upon receipt of Specified Proceeds in an amount equal to such Specified Proceeds, together with accrued interest to the date of such prepayment on the principal amount prepaid.

          (f) Amounts prepaid pursuant to this Section 2.6 and to Section 2.5 may not be reborrowed except for Loans relating to the Capital Expenditures Portion to the extent of any "Amount Available" as set forth in the Reduction Schedule.

          2.7.  Optional Prepayments.  The Borrower may, at any time, upon at
                --------------------
least one Business Day's prior notice to the Bank, prepay the outstanding principal amount of the Loans, in whole or in part, without premium or penalty, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided however, that any such partial prepayment
                          -------- -------
shall be applied to accrued an unpaid fees owing by Borrower, next to accrued and unpaid interest on the Loans, and next to the outstanding principal amount of the Loans in reverse order of borrowing.

          2.8.  Interest.  The Borrower shall pay interest on the unpaid
                --------
principal amount of each Loan and Reimbursement Obligation from the date hereof until the principal amount thereof shall be paid in full, at a rate per annum equal at all times to the Prime Rate in effect from time to time, payable monthly in arrears on the first day of each month for the preceding month and on the date the Loans are paid in full, whether at maturity, by acceleration or otherwise; provided that during the continuance of an Event of Default, the
           --------
principal amount of the Obligations shall bear interest, payable on demand, at a rate per annum at all times equal to 2% per annum above the Prime Rate in effect from time to time.

          2.9.  Increased Costs.  If, due to either (i) the introduction of or
                ---------------
any change in or in the interpretation of any law or regulation (other than any change by way of imposition or increase of reserve requirements, or (ii) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase (other than a tax on the net income of Bank or franchise taxes imposed on Bank) in the cost to the Bank of making, funding, issuing or maintaining, any Loan or Letter of Credit or any reduction in any amount receivable by the Bank hereunder or otherwise as a result of the Bank's obligations under this Agreement then the Borrower agrees to pay from time to time, upon demand by the Bank additional amounts sufficient to compensate the Bank for such increased cost.

          2.10. Capital Adequacy.  If (i) the introduction of or any change in
                ----------------
or in the interpretation of any law or regulation, (ii) compliance with any law or regulation, or (iii) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and the Bank reasonably determines that such amount is based upon the existence of the Commitment, the Loans, Letters of Credit, or its other obligations hereunder, and commitments in respect thereof then, upon demand by the Bank, the Borrower shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank in the light of such circumstances. A certificate as to such amounts submitted to the Borrower by the Bank shall be conclusive and binding for all purposes absent manifest error.


          2.11. Payments and Computations.  (a)  The Borrower agrees to make
                -------------------------
each payment hereunder and under the Note not later than 12:00 noon (New York City time) on the day when due, in United States Dollars, to the Bank at its address referred to in Section 9.2 in immediately available funds without set-off or counterclaim. Payment received by the Bank after 12:00 noon (New York City time) shall be deemed to be received on the next Business Day.

          (b) The Borrower hereby authorizes the Bank, if and to the extent any payment owed to the Bank is not made when due hereunder or under any Loan or Reimbursement Obligation held by the Bank, to charge from time to time against any or all of the Borrower's accounts with the Bank any amount so due.

          (c) All computations of interest and of fees shall be made by the Bank on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable.

          (d) Whenever any payment hereunder or under the Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fee, as the case may be.

          2.12. Taxes.  (a)  Any and all payments by the Borrower under each
                -----
Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Bank, taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which the Bank is organized or any political subdivision thereof, and taxes measured by its net income, and franchise taxes imposed on it by the jurisdiction of its Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Bank (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including, without limitation, deductions applicable to additional sums payable under this Section 2.12) the Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (iv) the Borrower shall deliver to the Bank evidence of such payment to the relevant taxation or other authority.

          (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made under any Loan Document or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document (collectively, "Other Taxes").

          (c) The Borrower will indemnify the Bank for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.12) paid by the Bank and any liability (including, without limitation, for penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Bank makes written demand therefor.

          (d) Within 30 days after the date of any payment of Taxes or Other Taxes, the Borrower will furnish to the Bank, at its address referred to in
Section 9.2, the original or a certified copy of a receipt evidencing payment thereof.

          (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.12 shall survive the payment in full of the Obligations.

          2.13. Letter of Credit Facility.  (a)  On the terms and subject to the
                -------------------------
conditions contained in this Agreement, the Bank shall issue one or more Letters of Credit at the request of the Borrower for the account of the Borrower from time to time during the period commencing on the Effective Date and ending 30 days prior to the Termination Date. The Letter of Credit Obligations shall be evidenced by the Note.

          (b)   In no event shall:

                (i) the amount of any requested Letter of Credit exceed the Availability with respect to the Borrower; and

                (ii) the expiration date of any Letter of Credit be more than 90 days after the date of issuance thereof, (unless otherwise agreed to by the Lender) nor shall the expiration date of any Letter of Credit fall after 30 Business Days preceding the Termination Date.

          (c) In connection with the issuance of each Letter of Credit, the Borrower shall give the Bank at least one Business Day's prior written notice (a "Letter of Credit Request"), in substantially the form of Exhibit D, of the requested issuance of such Letter of Credit. Such notice shall be irrevocable and shall specify the stated amount of the Letter of Credit requested, the date of issuance of such requested Letter of Credit (which day shall be a Business
Day), the date on which such Letter of Credit is to expire (which date shall be a Business Day), the Person for whose benefit the requested Letter of Credit is to be issued and such other documents and information as may be required by the Bank from time to time. Such notice, to be effective, must be received by the Bank not later than 12:00 noon (New York City time) on the last Business Day on which notice can be given under the immediately preceding sentence.

          (d) Subject to the terms and conditions of this Section 2.13 and provided that the applicable conditions set forth in Article III are satisfied, the Bank shall, on the requested date, issue a Letter of Credit on behalf of the Borrower in accordance with the Bank's usual and customary business practices.

          (e) The Borrower shall pay to the Bank the amount of all Reimbursement Obligations owing to the Bank under any Letter of Credit immediately when due, irrespective of any claim, set-off, defense or other right which the Borrower may have at any time against the Bank or any other Person. The Borrower shall reimburse the Bank upon demand for all amounts which the Bank pays under such Letter of Credit.

          (f) Any action, inaction or omission on the part of the Bank or any of its correspondents or agents, under or in connection with any Letter of Credit or renewal or extension thereof or the related instruments, documents or property, shall be binding upon the Borrower and shall not place the Bank or any of its correspondents under any liability to the Borrower, in the absence of gross negligence or willful misconduct by the Bank. The rights, powers, privileges and immunities of the Bank and its correspondents specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute, rule of law or contract.

          (g) The Borrower shall pay the following amounts with respect to Letters of Credit issued by the Bank for the account of the Borrower:

                (i) with respect to each Letter of Credit, an administrative fee equal to 0.25% per quarter or part thereof of the maximum amount available from time to time to be drawn under such Letter of Credit, subject to a minimum of $750 per Letter of Credit, payable upon the issuance of such Letter of Credit and calculated on the basis of a 360-day year and the actual number of days elapsed; and

                (ii) with respect to the issuance, amendment, renewal, extension, increase or transfer of each Letter of Credit and each drawing made thereunder, documentary, communication and processing charges in accordance with the Bank's then current standard practices for such charges in effect at time of issuance, amendment, renewal, extension, increase or transfer, as the case may be.

          2.14. Cash Management System.  Commencing on the Effective Date and
                ----------------------
for so long as any Obligations are outstanding, the Borrower shall deposit on the date of receipt thereof or cause to be deposited directly all cash, checks, notes, drafts or other similar items of payment relating to or constituting payments made by the Borrower's account debtors in respect of any and all Accounts, and any and all funds received from any other source, into the lockbox accounts established and maintained by the Borrower with Wells Fargo Bank, N.A./Regulus West LLC (each, a "Blocked Account"). All amounts deposited in each Blocked Account, shall, no later than 12:00 noon on the same day as such funds shall have been cleared, be deposited via wire transfer, in immediately available funds, into the Borrower's concentration account in immediately available funds directly to, Bankers Trust Company, New York, New York, A.B.A. No. 021001033, for the account of: Banque Paribas New York 04-202-195 for further credit to Inland Refining Depositary Account No. 4311846828 (the "Concentration Account").
 ---------------------

          2.15. Nature of Obligations.  The Borrower hereby agrees that it shall
                ---------------------
be liable for all Obligations and that such liability shall be absolute and unconditional irrespective of:

                (i) any lack of validity or enforceability of any provision of this Agreement, any other Loan Document or any other agreement or instrument relating to this Agreement or any other Loan Document, or avoidance or subordination of any of the Obligations;

                (ii) any change in the time, manner or place of payment of, or in any other term of, or any increase in the amount of, all or any of the Obligations, or any other amendment or waiver of any term of, or any consent to departure from any requirement of, the Agreement, the Note or any of the other Loan Documents;

                (iii) any exchange, release or non-perfection of any Lien on any collateral for, or any release or amendment or waiver of any term of any other guaranty of, or any consent to departure from any requirement of any other guaranty of, all or any of the Obligations;

                (iv) the absence of any attempt to collect any of the Obligations from the Borrower or from any Loan Party or any other guarantor or any other action to enforce the same or the election of any remedy by the Bank;

                (v) any waiver, consent, extension, forbearance or granting of any indulgence by the Bank with respect to any provision of this Agreement or any other Loan Document;

                (vi) the election by the Bank in any proceeding under chapter 11 of the Bankruptcy Code of the application of section 1111(b)(2) of the Bankruptcy Code;

                (vii) any borrowing or grant of a security interest by the Borrower, as debtor-in-possession, under section 364 of the Bankruptcy Code;

                (viii) the disallowance, under section 502 of the Bankruptcy Code, of all or any portion of the claims of the Bank for payment of any of the Obligations; or

                (ix) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a borrower or a guarantor.

          2.16. Use of Proceeds.  The Borrower agrees that:
                ---------------

                (i) the Loans made to the Borrower shall be used solely for the purchase of working capital assets (but not the fixed assets) of Crysen Refining, Inc. and Sound Refining, Inc., for the payment of Assumed Accounts Payables (as defined in the Acquisition Agreement), and to facilitate the purchase and transportation of crude oil and refined petroleum products for the Woods Cross Refinery and to fund working capital requirements of the Borrower at the Woods Cross Refinery in the ordinary course of business and consistent with good and prudent business practice not to exceed the amounts set forth in the business and financial plan delivered to the Bank pursuant to Section 6.17(b) and such other purposes approved from time to time by the Bank; and

                (ii) the Letters of Credit issued for the account of the Borrower shall be used solely to secure payments (x) to suppliers of crude oil and related petroleum products to the Borrower for the Woods Cross Refinery and (y) to state taxing authorities in lieu of the requirement of maintaining a cash deposit as a required bond for the payment of product excise taxes; and

                (iii) Loans attributed to a borrowing of the Fixed Asset Allocation may be used solely to fund a portion of the purchase price for the working capital assets of Crysen Refining, Inc. and Sound Refining, Inc. and may be used for Approved Capital Expenditures. Solely upon the full and timely repayment of the borrowings attributed to the Fixed Asset Allocation as specified in section 2.5, the Borrower may thereafter request borrowings attributed to the Capital Expenditures Portion subject to all the other terms and conditions of this Agreement, provided that, such Loans are used only for Approved
                        -------- ----
     Capital Expenditures and subject to the Schedule of Capital Expenditures as set forth in Schedule 2.16.

                                  ARTICLE III

                                  CONDITIONS

          3.1.  Conditions to Effectiveness.  This Agreement shall become
                ---------------------------
effective only upon the Bank's receipt, on or prior to the Effective Date, of the following, each dated the Effective Date unless otherwise indicated, in form and substance satisfactory to the Bank:

          (a)   The Note duly executed by the Borrower.

          (b) Certified copies of the resolutions of the Board of Directors of each Loan Party approving each Loan Document and other documents related thereto to which it is a party.

          (c) A copy of the articles or certificate of incorporation of each Loan Party certified as of a recent date by the Secretary of State of the state of incorporation of such Loan Party, together with certificates of such official attesting to the good standing of each such Loan Party, and a copy of the certificate of incorporation and the By-Laws of each Loan Party certified as of the Effective Date by the Secretary or an Assistant Secretary of such Loan Party.

          (d) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of each officer of such Loan Party who has been authorized to execute and deliver any Loan Document or other document required hereunder to be executed and delivered by or on behalf of such Loan Party.

          (e) The Pledge Agreement, duly executed by the parties thereto, together with:

                (i) certificates representing the Pledged Shares (as defined in the Pledge Agreement) and undated stock powers for such certificates executed in blank; and

                (ii) acknowledgment copies of proper Financing Statements (Form UCC-1) duly filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Bank, desirable to perfect the Lien created by such Agreements.

          (f) The Security Agreement, duly executed by the Borrower, together with:

                (i) acknowledgment copies of proper Financing Statements (Form UCC-1) duly filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Bank, desirable to perfect the Lien created by the Security Agreement; and

                (ii) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing the Financing Statements referred to in paragraph (i) above and all other effective financing statements which name the Borrower (under its present name or any previous name) as debtor and which are filed in the jurisdictions referred to in said paragraph (i) above, together with copies of such other financing statements (none of which shall cover the Collateral purported to be covered by the Security Agreement except as otherwise permitted by the Loan Documents).

          (g)   [Intentionally Omitted]

          (h) Duly executed acknowledgment letters, from each bailee, warehousemen or other Person holding or storing

Collateral, each in substantially the form of Exhibit K, as well as any required Nondisturbance Agreements.

          (i) Duly executed and acknowledged Mortgages, for each parcel of the Borrower's Real Estate specified on Schedule 4.13(a)(ii) and each Lease specified on Schedule 4.13(b), together with:

                (i) title insurance policies (the "Title Insurance Policies") issued by a title company acceptable to the Bank, in such form and amounts as are acceptable to the Bank, insuring that each such Mortgage is a valid first priority Lien on the Real Estate or Lease, respectively, subject only to such exceptions to title as shall be acceptable to the Bank in its sole discretion and containing such endorsements and affirmative insurance as the Bank may require and as are obtainable in the applicable jurisdiction, and true copies of each document, instrument or certificate required by the terms of each such policy and or Mortgage, to be, or have been, filed, recorded, executed or delivered in connection therewith;

                (ii) opinions satisfactory to the Bank of local counsel retained by the Borrower with respect to the validity and enforceability of the Mortgage and such other matters as may be reasonably required by the Bank; and

                (iii) duly executed UCC-1 Financing Statements under the applicable Uniform Commercial Code to be filed in connection with the Security Agreement, in form and substance satisfactory to the Bank, to perfect the Lien created by the Security Agreement; and

                (iv) proof of payment of all title insurance premiums, documentary, stamp or intangible taxes, recording fees and mortgage taxes payable in connection with the recording of any of the Loan

     Documents or the issuance of the Title Insurance Policies.

          (j) Favorable opinions of counsel to the Borrower and to Resources/Production, local Utah counsel, in substantially the form of Exhibits G-1 and G-2 respectively, and as to such other matters as the Bank may reasonably request, including any additional legal opinions of counsel to the Borrower, Resources and Production.

          (k) the Assignment of Promissory Note duly executed by all parties thereto.

          (l) Such additional documents, information and materials as the Bank may reasonably request, including any additional legal opinions of counsel to the Borrower, Resources and Production.

          3.2.  Additional Conditions Precedent to Effectiveness. The
                ------------------------------------------------
effectiveness of this Agreement is subject to the further conditions precedent that:

          (a) The Bank shall have received copies of the certificates of insurance evidencing the insurance coverage on the Inventory and Equipment (as such term is defined in the Security Agreement), together with the appropriate endorsements that name the Bank as an additional insured or loss payee.

          (b) The Bank shall have received evidence, satisfactory to it, that any and all Federal, state and local tax Liens on any Collateral have been terminated.

          (c) All costs and accrued and unpaid interest, fees and expenses required to be paid to the Bank on or before the Effective Date, including, without limitation, those referred to in Sections 2.3 and 9.4, to the extent then due and payable, shall have been paid.

          (d) The Acquisition shall have closed, or will close simultaneously with the closing of this Agreement, in a manner satisfactory to the Bank.

          (e) In connection with the sale of the fixed assets and real property of Sound Refining, Inc. to SJCC,

(i) SJCC shall assume the existing Indebtedness of $1,500,000 and duly execute the amendment and restatement thereof constituting the Sound Note evidencing the Indebtedness to the Borrower, (ii) there shall be a first priority lien in the collateral in favor of the Borrower, (iii) the Sound Note shall be endorsed to the order of the Bank and delivered to the Bank, (iv) such transaction and the documents thereto shall be in form and substance satisfactory to the Bank, (v) in no event shall the Indebtedness represented by the Sound Note mature later than June 30, 1999 and (vi) there shall be a duly executed agreement in form and substance acceptable to the Bank and in substantially the form of Exhibit M, upon which the buyer recognizes the Bank's Liens and agrees not to disturb the Bank's Collateral (the "SJCC Nondisturbance Agreement").

          (f) The Borrower shall be adequately capitalized with cash equity and Subordinated Debt, if any, in amounts satisfactory to the Bank and the Bank shall be otherwise satisfied with the Borrower's capital structure; provided,
                                                                    --------
however, that such cash equity shall equal at least $9,250,000 on the Closing
-------
Date. Such amount together with the proceeds of the Loan and any debt of the Borrower which is fully subordinated to Borrower's Obligations under this Agreement must be sufficient to pay (and such amount will be used to pay) the purchase price of the fixed assets to be purchased under the Acquisition Agreement, to pay the difference between the value of the working capital assets purchased from Crysen Refining, Inc. and the Availability under the Borrowing Base with respect to such assets, to pay liabilities assumed under the Acquisition Agreement and to assure sufficient cash cushion for projected business, including projected Capital Expenditures.

          (g) A subordination agreement in form and substance satisfactory to the Bank for any debt provided by Affiliates.

          (h) The Bank shall have completed its due diligence review and obtained internal, credit committee approvals with results satisfactory to the Bank.

          (i) There shall exist no claim, action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality which relates to this Agreement or which the Bank shall determine has a reasonable likelihood of having a Material Adverse Effect on the condition (financial or otherwise), operations, business, properties or prospects of the Borrower.

          (j) No Material Adverse Change shall have occurred with respect to the Borrower, Resources or Production.

          (k) All extensions of credit made by the Bank shall be in full compliance with all applicable requirements of law, including Regulations G, T, U and X of the Board of Governors of the Federal Reserve System.

          (l) After giving effect to any extensions of credit to be made on the Closing Date under this Agreement, no Default or Event of Default exists under any of the Loan Documents and on the Closing Date the representations and warranties of the Borrower therein shall be true and correct in all material respects.

          (m) The General Release, duly executed by the Borrower, Resources and Production, in substantially the form of Exhibit J, whereby the Borrower, Resources and Production, shall have released, discharged and held harmless the Bank and its affiliates, officers, directors, employees and agents from all claims, actions, losses and liabilities arising out of or in connection with all prior dealings among any of the fore-going parties and shall have agreed that the Bank makes no representation or warranty with respect to, and has no obligations regarding, the Acquisition.

          (n) The Bank shall be satisfied with the Borrower's financial and management plans, projections, and systems.

          (o) An opening balance sheet (giving effect to the Acquisition and this Agreement) showing "solvency" on actual market value and "going concern" bases and showing adequate capitalization certified by Borrower's chief executive officer and chief financial officer.

          (p) All documentation relating to this Agreement shall be in form and substance satisfactory to the Bank and its counsel.

          (q) All conditions set forth in the Consent have been satisfied to the satisfaction of the Bank or waived by the Bank, including, without limitation, the delivery of the Environmental Agreement referred to therein.

          (r) A letter to the Bank from Resources, in form and substance acceptable to the Bank and in substantially the form of Exhibit N, relating to a Capital Markets Transaction (the "Resources/Production Capital Markets
                                  ------------------------------------
Transaction Letter").
------------------

          3.3.  Conditions Precedent to Each Credit Extension. The effectiveness
                ---------------------------------------------
of this Agreement, and the making of each Loan and the issuance of each Letter of Credit shall be subject to the further conditions precedent that:

          (a) The following statements shall be true on the date of such Loan or issuance of such Letter of Credit, before and after giving effect thereto and to the application of the proceeds of such Loan or such Letter of Credit shall constitute a representation and warranty by the Borrower that on the date of such Loan or Letter of Credit such statements are true):

                (i) The representations and warranties of the Borrower contained in Article IV and of each Loan Party in the other Loan Documents are correct on and as of such date as though made on and as of such date; and

                (ii) No Default or Event of Default exists or will result from the Loans being made or Letter of Credit being issued on such date.

          (b) The Bank shall have received evidence satisfactory to it of the Borrower's compliance with the Maximum Position Limits.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

          To induce the Bank to enter into this Agreement, the Borrower represents and warrants to the Bank that:

          4.1.  Corporate Existence; Compliance with Law. Each of the Loan
                ----------------------------------------
Parties (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (ii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where such qualification is necessary, except for failures which in the aggregate have no Material Adverse Effect; (iii) has all requisite corporate power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease and to conduct its business as now or currently proposed to be conducted; (iv) is in compliance with its certificate of incorporation and by-laws; (v) is in compliance with all other applicable laws, rules, regulations and other requirements of law except for such non-compliances as in the aggregate have no Material Adverse Effect; and (vi) has all necessary licenses, permits, consents or approvals from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, operation and conduct, except for licenses, permits, consents or approvals which can be obtained by the taking of ministerial action to secure the grant or transfer thereof or failures which in the aggregate have no Material Adverse Effect.

          4.2.  Corporate Power; Authorization; Enforceable Obligations. (a) The
                -------------------------------------------------------
execution, delivery and performance by each of the Loan Parties of the Loan Documents and the consummation of the transactions contemplated hereby:

                (i)    are within their respective corporate powers;

                (ii)   have been or, at the time of delivery thereof pursuant to
     Article III, will have been duly authorized by all necessary corporate action, including, without limitation, the consent of stockholders where required;

                (iii) do not and will not (A) contravene the Loan Parties respective certificate of incorporation or by-laws or other comparable governing documents, (B) violate any other applicable rule, law, regulation or other requirement of law, or any order or decree of any Governmental Authority or arbitrator, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any Contractual Obligation of the Loan Parties, or (D) result in the creation or imposition of any Lien upon any of the property of any of the Loan Parties, other than those in favor of the Bank pursuant to the Collateral Documents; and

                (iv) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person.

          (b) This Agreement has been, and each of the other Loan Documents will have been upon delivery thereof pursuant to Section 3.1, duly executed and delivered by each Loan Party thereto. This Agreement is, and the other Loan Documents will be, when delivered hereunder, the legal, valid and binding obligation of the Loan Parties, enforceable against them in accordance with their terms.

          (c) The Borrower is a newly formed entity which has done no prior business and will have no liabilities (contingent or otherwise) on the Closing Date other than this Agreement, and those liabilities of Crysen Refining, Inc. and Sound Refining, Inc. to be assumed by the Borrower under the terms of the Acquisition Agreement and any Subordinated Debt permitted by the Bank.

          4.3.  Taxes.  All federal, state, local and foreign tax returns,
                -----
reports and statements (collectively, the "Tax Returns") required to be filed by each of the Loan Parties or any of their respective Tax Affiliates have been filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true and correct in all material respects, and all taxes, charges and other impositions due and payable have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof, except where contested in good faith and by appropriate proceedings if
(i) adequate reserves therefor have been established on the books of such Loan Party in conformity with GAAP and (ii) all such non-payments in the aggregate have no Material Adverse Effect. Proper and accurate amounts have been withheld by the Loan Parties and each of their respective Tax Affiliates from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities. None of the Loan Parties or any of their Tax Affiliates have (i) executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any charges;
(ii) agreed or been requested to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; or (iii) any obligation under any written tax sharing agreement other than that to which the Bank has consented.

          4.4.  Financial Matters.  (a)  The consolidated balance sheet of the
                -----------------
Loan Parties as at December 31, 1996, and the related consolidated statements of income, retained earnings and cash flows of the Loan Parties for the fiscal year then ended, certified by Arthur Anderson, and the consolidated and consolidating balance sheets of the Loan Parties as at September 30, 1997 and the related consolidated statements of income, retained earnings and cash flows of the Loan Parties for the nine (9) months then ended, certified by the chief financial officer of each of the Loan Parties copies of which have been furnished to the Bank, fairly present, subject, in the case of said balance sheets as at September 30, 1997, and said statements of income, retained earnings and cash flows for the nine (9) months then ended, to year-end audit adjustments, the consolidated financial condition of the Loan Parties as at such dates and the consolidated results of the operations of the Loan Parties for the period ended on such dates, all in conformity with GAAP.

          (b) Since July 1, 1997, there has been no Material Adverse Change and there have been no events or developments that in the aggregate have had a Material Adverse Effect.

          (c) Neither the Borrower nor any of its Subsidiaries has at the Closing Date any material obligation, contingent liability or liability for taxes, long-term leases or unusual forward or long-term commitment which is not reflected in the pro forma balance sheet at such date referred to in subsection
(d) below or in the notes thereto.

          (d) The unaudited pro forma consolidated balance sheet of each of the Loan Parties (the "Pro Forma Balance Sheet"), a copy of which has been delivered to each Lender, has been prepared as of the Closing Date, reflects as of such date, on a pro forma basis, the consolidated financial condition of each of the Loan Parties, and the Projections and assumptions expressed therein were reasonably based on the information available to the Acquisition and the Borrower at the time so furnished.

          (e) Each of the Loan Parties is, and on a consolidated basis the Loan Parties are, before and after giving effect to the transaction contemplated by the Acquisition Agreement and this Agreement, Solvent.

          4.5.  Litigation.  Set forth on Schedule 4.5 are all pending or, to
                ----------
the knowledge of the Borrower, threatened actions, investigations or proceedings affecting Borrower, or any of its Subsidiaries before any court, Governmental Authority or arbitrator. None of the foregoing in the aggregate, if adversely determined, would have a Material Adverse Effect.

          4.6.  Margin Regulations.  The Borrower is not engaged in the business
                ------------------
of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock in contravention of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

          4.7.  Ownership of Borrower; Subsidiaries.  (a) As of the Effective
                -----------------------------------
Date, the authorized capital Stock of the Borrower consists of 1,000,000 shares of common stock, $0.01 par value per share, of which 1,000 shares are issued and outstanding. All of the outstanding capital stock of the Borrower has been validly issued, is fully paid and nonassessable and is owned beneficially by Resources, free and clear of all Liens other than the Lien granted to the Bank under the Pledge Agreement. No authorized but unissued shares, no treasury shares and, to the best knowledge of the Borrower, no other outstanding shares of capital stock of the Borrower are subject to any option, warrant, right of conversion or purchase or any similar right. There are no agreements or understandings with respect to the voting, sale or transfer of any shares of capital stock of the Borrower, or to the best knowledge of the Borrower, any agreement restricting the transfer or hypothecation of any such shares.

          (b) The Borrower does not and will not have any Subsidiaries. Set forth on Schedule 4.7(b) hereto is a complete and accurate list showing, as of the Effective Date, all Subsidiaries of the Loan Parties and, as to each such Subsidiary, the jurisdiction of its incorporation, the number of shares of each class of Stock authorized, the number outstanding on the date hereof and the percentage of the outstanding shares of each such class owned (directly or indirectly) by the Borrower, Resources or Production respectively.

          4.8.  ERISA.  Schedule 4.8 separately identifies all Plans, all
                -----
Qualified Plans, all Title IV Plans and all Welfare Benefit Plans that provide retiree benefits (other than continuation coverage provided pursuant to Section 4980B of the Code). Each of Resources, Production, the Borrower, its Subsidiaries and each of their respective ERISA Affiliates have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any materially adverse liability to the PBGC or any Plan or Multiemployer Plan (other than to pay premiums to the PBGC in the ordinary course of business).

          4.9.  Investment Company Act.  No Loan Party is an "investment
                ----------------------
company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

          4.10. Insurance.  All policies of insurance of any kind or nature
                ---------
owned by or issued to each of the Loan Parties or any of their Subsidiaries, including, without limitation, policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation and employee health and welfare insurance, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by companies of the size and character of such Person. None of the Loan

Parties or any of their Subsidiaries have been refused insurance for which it applied or had any policy of insurance terminated (other than at its request).

          4.11. Environmental Protection.  Except as disclosed on Schedule 4.11:
                ------------------------

          (a) The operations of the Loan Parties and each of their Subsidiaries or tenants comply with all Environmental Laws other than such non-compliance the consequences of which in the aggregate have no Material Adverse Effect;

          (b) The Loan Parties and each of their Subsidiaries have obtained all environmental, health and safety Permits necessary for their operations, and all such Permits are in good standing and each of its Subsidiaries are in compliance with the terms and conditions of such Permits other than such non-compliance the consequences of which in the aggregate have no Material Adverse Effect;

          (c) None of the Loan Parties or any of their Subsidiaries or any of their respective currently or previously owned or leased property or operations is subject to any threatened or outstanding order from or agreement with any Governmental Authority or other Person or is subject to any judicial or docketed administrative proceeding respecting (i) Environmental Laws, (ii) Remedial Action or (iii) any Environmental Liabilities and Costs arising from a Release or threatened Release, other than those the consequences of which in the aggregate have no Material Adverse Effect;

          (d) There are no conditions or circumstances associated with the currently or previously owned or leased properties or operations of the Loan Parties or any of their respective Subsidiaries or tenants which may give rise to any Environmental Liabilities and Costs other than those which in the aggregate have no Material Adverse Effect;

          (e) None of the Loan Parties or any of their Subsidiaries is an owner or operator of a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901 et seq.,
                                                                     -- ----
the regulations thereunder or any state analog, except such facilities for which required permits have been obtained. Each of the Loan Parties and each of their Subsidiaries is in compliance with all applicable financial responsibility requirements of all Environmental Laws, including, without limitation, those contained in 40 C.F.R., parts 264 and 265, subpart H, and any state equivalents except where failure to comply in the aggregate would not have a Material Adverse Effect;

          (f) None of the Loan Parties nor any of their Subsidiaries has filed or failed to file any notice required under any applicable Environmental Law reporting a Release except where such failure in the aggregate would not have a Material Adverse Effect;

          (g) There are no conditions or circumstances which may give rise to any Environmental Liabilities and Costs arising from the operations of the Loan Parties or any of their Subsidiaries, that have any reasonable likelihood of exceeding $50,000 in the aggregate associated with any operations of or ownership of property by the Loan Parties or any of their Subsidiaries;

          (h) No Environmental Lien and no unrecorded Environmental Lien has attached to any property of the Loan Parties or any of their Subsidiaries; and

          (i) There is not now on or in the property owned, leased or operated by any of the Loan Parties or any of their Subsidiaries (i) any underground storage tanks or surface impoundments, (ii) any asbestos-containing material, or
(iii) any polychlorinated biphenyls ("PCBs") used in electrical or other equipment.

          4.12. Intellectual Property.  As of the Effective Date, each of the
                ---------------------
Loan Parties and their respective Subsidiaries owns or licenses or otherwise has the right to use all material licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations and other intellectual property rights that are necessary for the operations of their respective businesses, without infringement upon or conflict with the rights of any other Person with respect thereto, including, without limitation, all trade names associated with any private label brands of each of the Loan Parties and any of their Subsidiaries.

          4.13. Title.  (a)  Except as set forth on Schedule 4.13(a)(i), the
                -----
Borrower owns good, clean and marketable fee simple absolute title to all of the Real Estate purported to be owned by them, which Real Estate is at the date hereof described in Schedule 4.13(a)(ii), and good, clean and marketable title to, or valid leasehold interests in, all other properties and assets purported to be owned by the such party, including, without limitation, valid leasehold interests pursuant to the Leases and none of such properties and assets, including, without limitation, the Real Estate and the Leases, is subject to any Lien, except Liens granted to the Bank pursuant to the Loan Documents or permitted thereunder. The Borrower has received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and have duly effected all recordings, filings and other actions necessary to establish, protect and perfect the Borrower's right, title and interest in and to all such property.

          (b) All Leases at the date hereof of the Borrower or any of its Subsidiaries are listed on Schedule 4.13(b), setting forth information regarding the commencement date, termination date, renewal options (if any) and annual base rents. Each Lease is valid and enforceable in accordance with its terms and is in full force and effect. The Borrower has delivered to the Bank true and complete copies of each of such Leases and all documents affecting the rights or obligations of the Borrower or any of its Subsidiaries which is a party thereto, including, without limitation, any non-disturbance and recognition agreements, subordination agreements, attornment agreements and agreements regarding the term or rental of any of the Leases. None of the Borrower or any of its Subsidiaries nor, to the knowledge of the Borrower, any other party to any such Lease is in default of its obligations thereunder or has delivered or received any notice of default under any such lease, nor has any event occurred which, with the giving of notice, the passage of time or both, would constitute a default under any such lease, except for defaults which in the aggregate have no Material Adverse Effect.

          (c) None of the Borrower or and of its Subsidiaries owns or holds, or is obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell, assign or dispose of any Real Estate or Leases (collectively, the "Real Property").
                                     -------------

          (d) All components of all improvements included within the Real Property (collectively, "Improvements"), including, without limitation, the
                         ------------
roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein, are in good working order and repair. All water, gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems serving the Real Property are installed and operating and are sufficient to enable the Real Property to continue to be used and operated in the manner currently being used and operated, and the Borrower has no knowledge of any factor or condition that could result in the termination or material impairment of the furnishing thereof. No Improvement or portion thereof is dependent for its access, operation or utility on any land, building or other Improvement not included in the real property owned or leased by the Borrower.

          (e) All Permits required to have been issued or appropriate to enable all Real Property to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect, other than those which in the aggregate have no Material Adverse Effect.

          (f) None of the Borrower or any of its Subsidiaries has received any notice, or has any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any Real Property or any part thereof, or any proposed termination or impairment of any parking at any such Real Property or of any sale or other disposition of any Real Property or any part thereof in lieu of condemnation.

          (g) No portion of any Real Property has suffered any material damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its original condition. No portion of any Real Property is located in a special flood hazard area as designated by any Federal Governmental Authorities.

          (h) As of the Effective Date, no party to any reciprocal easement agreement affecting any of the Real Estate is in material default thereunder and no event has occurred which, with the giving of notice or lapse of time or both, would constitute a default thereunder. The Borrower and any of its Subsidiaries has notified the Bank of all such defaults occurring following the Effective Date. All maintenance payments with respect to such reciprocal easement agreements which were due and payable prior to the date hereof have been paid.

          (i) Schedule 4.13(i) (as such Schedule may be amended by Borrower or any of its Subsidiaries from time to time) is a true, correct and complete listing of the real property tax bills for the Real Estate for the current tax year and bills with respect to any special assessments affecting any of the Real Estate. All real property taxes and special assessments with respect to the Real Estate which were due and payable prior to the date hereof have, from and after the Effective Date, been paid in full.

          (j) The Real Property is in material compliance with all building, fire, zoning and other ordinances and regulations applicable thereto.

          (k) Except as set forth on Schedule 4.13(a)(i), the Real Property and the present use and condition thereof do not violate, in any material respect, any applicable deed restrictions or other covenants, restrictions or agreements, site plan approvals, zoning or subdivision regulations or urban redevelopment plans applicable thereto, as modified by any duly issued variances. Except as set forth on Schedule 4.13(a)(i), no building or other improvement which is part of any of the Real Property encroaches, in any material respect, upon any property owned by any adjacent landowner or upon any real property interest held by any other Person with respect to any of the Real Property.

          (l) No notes or notices of violation of law or municipal ordinances or of federal, state, county or municipal or other governmental agency regulations, orders or requirements relating to any of the Real Property that have not been completely cured have been entered or received by the Borrower or any of its respective Subsidiaries, and neither the Borrower nor any of its respective Subsidiaries has any reason to believe that any such note or notice may or will be entered; provided, however, that the provisions of this
                        --------  -------
subsection (l) shall not be deemed to refer to any matter within the scope of the representations made in Section 4.11.

          (m) All water, sewer, gas, electricity or tele phone and other utilities serving the Real Property are supplied directly to the Real Property by facilities of public utilities.

          (n) There are no actions or proceedings (zoning or otherwise) or governmental investigations pending, or, to the knowledge of the Borrower or any of its Subsidiaries, threatened against or relating to any of the Real Property, nor, to the knowledge of the Borrower or any of its Subsidiaries, is there any basis for such action;

provided, however, that the provisions of this subsection (n) shall not be
--------  -------
deemed to refer to any matter within the scope of the representations made in
Section 4.11.

          (o) Except to the extent the Borrower or its Subsidiaries has notified the Bank in writing, neither the Borrower or any of its Subsidiaries has any knowledge of any federal, state, county or municipal plans to change any highways or road systems in the vicinity of any of the Real Property or to restrict or change access from any such highway or road to any of the Real Property or of any pending or threatened condemnation of any of the Real Property or any parts thereof or of any plans for improvements which might result in a special assessment against any of the Real Property.

          (p) The foundation, structure and roof of each building and improvement comprising a part of the Real Property are sound in all material respects.

          4.14. Full Disclosure.  (a) No written statement prepared or furnished
                ---------------
by or on behalf of any Loan Party or any of its Affiliates in connection with any of the Loan Documents or the consummation of the transactions contemplated thereby, and no financial statement delivered pursuant hereto or thereto, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

          (b) The pro forma consolidated statements of financial condition and pro forma consolidated statements of operations of the Borrower delivered to the Bank are the unaudited consolidated financial statements of the Borrower as of the dates and for the periods specified therein, adjusted to give effect to certain events and assumptions as set forth therein. Such pro forma financial statements (including any related schedules and notes) have been prepared on the basis of the statements and assumptions set forth therein all of which Borrower believes to be reasonable.

          4.15. No Burdensome Restrictions; No Defaults; Contractual
                ----------------------------------------------------
Obligations. (a) Neither the Borrower nor any of its Subsidiaries (i) is a party
-----------
to any Contractual Obligation the compliance with which would have a Material Adverse Effect or the performance of which by any thereof, either unconditionally or upon the happening of an event, will result in the creation of a Lien (other than a Lien granted pursuant to a Loan Document) on the property or assets of any thereof, or (ii) is subject to any charter or corporate restriction which has a Material Adverse Effect.

          (b) Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation owed by it and, to the knowledge of the Borrower, no other party is in default under or with respect to any Contractual Obligation owed to the Borrower or to any of its Subsidiaries, other than those defaults which in the aggregate have no Material Adverse Effect.

          (c)  No Event of Default or Default has occurred and is continuing.

          (d) There is no Requirement of Law the compliance with which by the Borrower or any of its Subsidiaries would have a Material Adverse Effect.

          (e) No Subsidiary of the Borrower is subject to any Contractual Obligation restricting or limiting its ability to transfer its assets to the Borrower or to declare or make any dividend payment or other distribution on account of any shares of any class of its Stock or its ability to purchase, redeem, or otherwise acquire for value or make any payment in respect of any such shares or any shareholder rights.

          4.16. Acquisition Agreement.  (a)  The text of the Acquisition
                ---------------------
Agreement and the schedules and exhibits thereto of which copies have been delivered to Lender, are full and complete copies of all agreements between the Borrower and the other parties thereto, and all transactions related thereto, and there are no oral agreements or understandings or side agreements not contained therein relating to or modifying the substance thereof, except such as have been previously disclosed to Lender in writing.

          (b) The Acquisition Agreement has been duly approved by the board of directors of the Borrower and, based on the representations made to Borrower, the other parties thereto. No further corporate action is required on the part of either Borrower or, based on the representations made to Borrower, the other parties thereto to approve the Acquisition Agreement. Any other conditions necessary to the consummation of the transactions contemplated by the Acquisition Agreement have been satisfied or will be satisfied simultaneously with the execution and delivery of this Agreement.

          (c) Simultaneously with the closing pursuant to this Agreement and the advance to the Borrower of any portion of the Loan, the closing contemplated under the Acquisition Agreement will be completed. The parties thereto have delivered to each other all documents and instruments required to be delivered at this time by the Acquisition Agreement.

          (d) The purchase price to be paid to the Borrower under the Acquisition Agreement is as stated in the Acquisition Agreement.

                                   ARTICLE V

                              FINANCIAL COVENANTS

          As long as any of the Obligations remain outstanding, unless the Bank otherwise consents in writing, the Borrower agrees that:

          5.1.  Tangible Capital Base.  The Borrower shall maintain, at all
                ---------------------
times, a Tangible Capital Base, plus capital contributions, plus 50% of net
                                ----                        ----
income in any Fiscal Quarter (without eliminating extraordinary or non-recurring items of income and expense and also without giving effect to negative net income) of not less than $7,500,000.

          5.2.  Working Capital.  The Borrower shall maintain, at all times,
                ---------------
current assets in excess of current liabilities, each as determined under GAAP, of not less than $1,000,000 from the Closing Date until September 30, 1998 and $2,250,000 thereafter.

          5.3.  Ratio of Maximum Total Liabilities to Tangible Capital Base. The
                -----------------------------------------------------------
Borrower shall maintain, at all times, a ratio of (a) Indebtedness (including Reimbursement Obligations under fully cash-collateralized letters of credit supporting the purchase of Inventory but excluding Subordinated Debt or any potential obligations owed to Philips Petroleum under the MDDW processing agreement) to Tangible Capital Base not in excess of 3.0 to 1.0 .

          5.4.  Capital Expenditures.  The Borrower shall not make Capital
                --------------------
Expenditures, including any lease obligations, in any Fiscal Year in excess of the greater of (a) the sum of (i) net cash flow in any Fiscal Quarter and (ii) capital contributions in any Fiscal Quarter and (b) Approved Capital Expenditures, provided, however, that the Borrower may incur Capital
              --------  -------
Expenditures of up to $668,000 in the first Fiscal Quarter of 1998, subject to Availability under the Facility.

                                  ARTICLE VI

                             AFFIRMATIVE COVENANTS

          As long as any of the Obligations remain outstanding and as long as this Agreement has not been terminated, unless the Bank otherwise consents in writing, each Borrower agrees with the Bank that:

          6.1.  Compliance with Laws, Etc.  The Borrower shall comply, and shall
                -------------------------
cause each of its Subsidiaries to comply, in all material respects with all Requirements of Law, Contractual Obligations, commitments, instruments, licenses and Permits.

          6.2.  Conduct of Business.  The Borrower shall (a) conduct, and shall
                -------------------
cause each of its Subsidiaries to
conduct, its business in the ordinary course and consistent with good business and prudent practice and in a manner so as to be able to perform its obligations under the Loan Documents and the Related Documents; (b) use, and cause each of its Subsidiaries to use, its reasonable efforts, in the ordinary course and consistent with good business and prudent practice, to preserve, and cause each of its Subsidiaries to preserve, all registered patents, trademarks, trade names, copyrights and service marks with respect to its business and (c) have competent and skilled management who are capable of managing its business in the ordinary course and consistent with good business and prudent practice.

          6.3.  Payment of Taxes, Etc.  The Borrower shall pay and discharge,
                ---------------------
and shall cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, all lawful governmental claims, taxes, assessments, charges and levies, except where contested in good faith, by proper proceedings, if adequate reserves therefor have been established on the books of the Borrower or the appropriate Subsidiary in conformity with GAAP.

          6.4.  Maintenance of Insurance.  (a)  The Borrower shall maintain, and
                ------------------------
shall cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or any Subsidiary operates and, in any event, all insurance required by any Collateral Document. All such insurance shall name the Bank as an additional insured and loss payee. The Borrower will furnish to the Bank from time to time such information as may be requested as to such insurance.

          6.5.  Preservation of Corporate Existence, Etc. The Borrower shall
                ----------------------------------------
preserve and maintain, and shall cause its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises.

          6.6.  Access.  The Borrower shall, at any reasonable time and from
                ------
time to time, permit the Bank or any of its agents or representatives, to (a) examine and make copies of and abstracts from the records and books of account of the Borrower and its Subsidiaries, (b) visit the properties of the Borrower and its Subsidiaries, (c) discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with any of their respective officers or directors, and (d) communicate directly with the Borrower's independent certified public accountants. The Borrower shall authorize its independent certified public accountants to disclose to the Bank any and all financial statements and other information of any kind, including, without limitation, copies of any management letter, or the substance of any oral information that such accountants may have with respect to the business, financial condition, results of operations or other affairs of the Borrower or any of its Subsidiaries.

          6.7.  Keeping of Books.  The Borrower shall keep, and shall cause each
                ----------------
of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary.

          6.8.  Maintenance of Properties, Etc.  The Borrower shall maintain and
                ------------------------------
preserve, and shall cause each of its Subsidiaries to maintain and preserve, (i) all of its properties which are used or useful or necessary in the conduct of its business in good working order and condition, and (ii) all rights, permits, franchises, licenses, approvals and privileges (including, without limitation, all Permits) which are used or useful or necessary in the conduct of its business; provided, however, that such Borrower shall not be deemed in default
          --------  -------
of this Section 6.8 if all such failures in the aggregate have no Material Adverse Effect.

          6.9.  Financial Statements.  The Borrower shall furnish to the Bank:
                --------------------

          (a) as soon as available and in any event within 30 days after the end of each calendar month, consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such calendar month and consolidated and consolidating statements of income, retained earnings and cash flow of Borrower and its Subsidiaries for the period commencing at the end of the previous calendar month and ending with the end of such calendar month, all prepared in conformity with GAAP and certified by the chief financial officer of Borrower as fairly presenting the financial condition and results of operations of Borrower and its Subsidiaries at such date and for such period, together with
(i) a certificate of said officer stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which the Borrower proposes to take with respect thereto and (ii) a written discussion and analysis by the management of Borrower of the financial statements furnished in respect of such calendar month;

          (b) as soon as available and in any event within 30 days after the end of each Fiscal Quarter of each Fiscal Year, consolidated and consolidating balance sheets of the Borrower, and the Loan Parties and their respective Subsidiaries as of the end of such quarter and consolidated and consolidating statements of income, retained earnings and cash flow of Borrower, the Loan Parties and their respective Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, all prepared in conformity with GAAP and certified by the chief financial officer of Borrower, Resources and Production respectively as fairly presenting the financial condition and results of operations of Borrower, the Loan Parties and their respective Subsidiaries at such date and for such period, together with
(i) a certificate of said officer stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which the Borrower and/or any of the Loan Parties proposes to take with respect thereto, and (ii) a written discussion and analysis by the management of Borrower, Resources and Production of the financial statements furnished in respect of such Fiscal Quarter;

          (c) as soon as available and in any event within 90 days after the end of each Fiscal Year, consolidated balance sheets of Resources and unconsolidating balance sheets of its Subsidiaries as of the end of such year and consolidated statements of income, retained earning and cash flow of Resources and unconsolidating statements of income, retained earnings and cash flow of its Subsidiaries for such Fiscal Year, all prepared in conformity with GAAP and certified, in the case of such consolidated financial statements, in a manner acceptable to the Bank by an independent public accountant of recognized national standing acceptable to the Bank, together with (i) a certificate of such accounting firm (x) stating that in the course of the regular audit of the business of Resources and its Subsidiaries, such audit was conducted by such accounting firm in accordance with generally accepted auditing standards and (y) as to the absence of Defaults or Events of Default; and (ii) a written discussion and analysis by the management of Resources of the financial statements furnished in respect of such Fiscal Year;

          (d) as soon as available and in any event within 30 days prior to the end of each Fiscal Year an annual business and financial plan of the Borrower and financial projections, in form and substance satisfactory to the Bank, updated within 10 days after the end of each Fiscal Quarter;

          (e) if issued, at the request of the Bank, promptly upon receipt, a copy of each management letter provided to the Borrower by its independent certified public accountants; and

          (f) by Tuesday of each week, or more frequently if requested by the Bank, and in any event as of each of the first three Fridays of the month (with certain adjustments) and as of the last business day of each month, and in all cases within two business days of the applicable reporting date, a Borrowing Base Certificate as of end of the immediately preceding week (or such other date), executed by the chief financial officer of the Borrower together with such supporting documentation as the Bank may in its discretion require, in form and substance satisfactory to the Bank, including, but not limited to, details of Inventory, Accounts, receivables, aging schedules, and accounts payable for the Borrower.

          6.10.  Reporting Requirements.  Borrower shall furnish to the Bank:
                 ----------------------

          (a) promptly and in any event within 30 days after Resources, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred or is threatened, a written statement of the chief financial officer or other appropriate officer of Borrower describing such ERISA Event or waiver request and the action, if any, which the Borrower, its Subsidiaries and ERISA Affiliates propose to take with respect thereto and a copy of any notice filed with the PBGC or the IRS pertaining thereto;

          (b) promptly and in any event within 2 Business Days after receipt thereof, a copy of any adverse notice, determination letter, ruling or opinion Borrower, any of its Subsidiaries or any ERISA Affiliate receives from the PBGC, DOL or IRS with respect to any Qualified Plan and, at the request of the Bank, a copy of any favorable notice, determination letter, ruling or opinion with respect thereto from any such Governmental Authority;

          (c) promptly after the commencement thereof, notice of all actions, suits and proceedings before any domestic or foreign Governmental Authority or arbitrator, affecting Borrower or any of its Subsidiaries;

          (d) promptly and in any event within two Business Days after the Borrower becomes aware of the existence of (i) any Default or Event of Default,
(ii) any breach or non-performance of, or any default under, any contractual obligation which is material to the business, prospects, operations or financial condition of Borrower or any of its Subsidiaries, or (iii) any Material Adverse Change, telephonic or telegraphic notice in reasonable detail specifying the nature of the Default, Event of Default, breach, non-performance, default, event, development or circumstance, including, without limitation, the anticipated effect thereof, which notice shall be promptly confirmed in writing within five days;

          (e) upon the request of the Bank, copies of all federal, state and local tax returns and reports filed by Borrower or any of its Subsidiaries;

          (f) promptly and in any event within 30 days after Borrower or any Subsidiary of Borrower knows or has reason to know of any litigation, investigation, or other proceeding instituted or threatened against the Borrower or any Subsidiary of the Borrower or any of its properties; and

          (g) such other information respecting the business, properties, condition, financial or otherwise, or operations of Borrower or any of its Subsidiaries as the Bank may from time to time reasonably request.

          6.11.  Employee Plans.  With respect to other than a Multiemployer
                 --------------
Plan, for each Qualified Plan hereafter adopted or maintained by Borrower, any of its Subsidiaries or any ERISA Affiliate, Borrower shall (i) at the request of the Bank, seek, and cause such of its Subsidiaries and ERISA Affiliates to seek, and receive determination letters from the IRS to the effect that such Qualified Plan is qualified within the meaning of Section 401(a) of the Code; and (ii) from and after the adoption of any such Qualified Plan, cause such plan to be qualified within the meaning of Section 401(a) of the Code and to be administered in all material respects in accordance with the requirements of ERISA and Section 401(a) of the Code.

          6.12.  Environmental. (a) Borrower shall, at its cost, upon receipt of
                 -------------
any notification or otherwise
obtaining knowledge of any Release or other event that could result in Borrower and its Subsidiaries incurring Environmental Liabilities and Costs in excess of $50,000 take such remedial, investigational or other action as required by Environmental Laws, as any Governmental Authority requires or as is appropriate and consistent with good and prudent business practice.

          (b) At the request of the Bank, the Borrower shall retain an environmental consultant, acceptable to the Bank, who shall prepare a written report of an investigation addressing any significant environmental, health and safety violations, hazards or liabilities to which the Borrower may be subject, which report shall demonstrate, to the satisfaction of the Bank, that Borrower and its Subsidiaries and their operations are in compliance in all material respects with all applicable Environmental Laws and are not subject to any material Environmental Liabilities and Costs.

          6.13.  Tax Refunds.  Promptly and in any event within 30 days after
                 -----------
the Borrower knows or has reason to know that it is entitled to receive a tax refund, such Borrower shall assign its right to such tax refund to the Bank pursuant to the Assignment of Claims Act of 1940, as amended or similar state statute and file a form of assignment with the appropriate taxing authority with the tax return in question.

          6.14.  Fiscal Year.  The Borrower shall maintain as its Fiscal Year
                 -----------
the twelve month period ending on December 31 of each year.

          6.15.  Lockbox and Cash Management System. Borrower shall maintain a
                 ----------------------------------
cash management system satisfactory to the Bank, including, without limitation, the maintenance of the Blocked Account and the direct deposit therein of all funds owing to, and cash of, the Borrower.

          6.16.  Position Limit.  Borrower shall conduct its business so as to
                 --------------
comply, at all times, with the Maximum Position Limits.

          6.17.  Additional Covenants.  (a)  Borrower hereby covenants and
                 --------------------
agrees to deliver to the Bank, as soon as available and in any event within 60 days after the Effective Date, current ALTA surveys and surveyor's certification as to all Real Estate and all land covered by a Lease in respect of which the Deed of Trust and Mortgage is delivered, each in form and substance satisfactory to the Bank.

          (b) Borrower hereby covenants and agrees to deliver to the Bank, as soon as possible and in any event within 60 days after the Effective Date:

               (i) a business and financial plan of Borrower and its Subsidiaries in form and substance satisfactory to the Bank; and

               (ii) financial projections covering the Fiscal Year ending December 31, 1998, in form and substance satisfactory to the Bank.

          6.18.  Capital Injection.  In the event of a Capital Markets
                 -----------------
Transaction, the proceeds must be contributed to the Borrower, in accordance with the requirement of the Resources/Production Capital Markets Transaction Letter as a capital injection by Resources or by an Affiliate of the Borrower and such proceeds shall be used as a mandatory prepayment and permanently reduce the Availability (except to the extent expressly provided for in this Agreement with respect to the Capital Expenditures Portion) in the amount of the prepayment (i) first to prepay the Fixed Asset Allocation, (ii) then to prepay the amounts pursuant to Section 2.6(b) and (iii) finally, to prepay any outstanding loans under the Capital Expenditures Portion.

                                  ARTICLE VII

                              NEGATIVE COVENANTS

          As long as any of the Obligations remain outstanding and as long as this Agreement has not been terminated, the Borrower agrees with the Bank that:

          7.1.   Liens, Etc.  The Borrower shall not create or suffer to exist,
                 ----------
and shall not permit any of its Subsidiaries to create or suffer to exist, any Lien upon or with respect to any of its or such Subsidiary's properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, except for:

          (a)  Liens created pursuant to the Collateral Documents;

          (b) Any Lien securing the renewal, extension or refunding of any Indebtedness or other obligation secured by any Lien permitted by subsections
(g) or (h) of this Section 7.1 without any increase in the amount secured thereby or in the assets subject to such Lien;

          (c) Liens arising by operation of law in favor of materialmen, mechanics, warehousemen, carriers, lessors or other similar Persons incurred by the Borrower or any of its Subsidiaries in the ordinary course of business which secure its obligations to such Person; provided, however, that (i) the Borrower
                                       --------  -------
or such Subsidiary is not in default with respect to such payment obligation to such Person and (ii) the Borrower or such Subsidiary is in good faith and by appropriate proceedings diligently contesting such obligation and adequate provision is made for the payment thereof;

          (d) Liens (excluding Environmental Liens) securing taxes, assessments or governmental charges or levies; provided, however, that neither the Borrower
                                   --------  -------
nor any of its Subsidiaries is in default in respect of any payment obligation with respect thereto;

          (e) Liens incurred or pledges and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, old-age pensions and other social security benefits;

          (f) Zoning restrictions, easements, licenses, reservations, restrictions on the use of real property or minor irregularities incident thereto which do not in the aggregate materially detract from the value or use of the property or assets of the Borrower or any of its Subsidiaries or impair, in any material manner, the use of such property for the purposes for which such property is held by the Borrower or any such Subsidiary;

          (g)  Liens existing on the date of this Agreement and disclosed on
Schedule 7.1;

          (h) Liens to secure Capitalized Lease Obligations if the incurrence of such Indebtedness is permitted by Section 7.2(iv); provided, however, that:
                                                      --------  -------
(i) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including, without limitation, the cost of construction) of the property subject thereto,
(ii) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost, (iii) such Lien does not extend to or cover any other property other than such item of property and any improvements on such item and
(iv) the aggregate principal amount of Indebtedness of all of the Borrower secured by the Liens referred to in this clause (h) shall not exceed $50,000 in the aggregate at any time outstanding.

          7.2.   Indebtedness.  The Borrower shall not create or suffer to
                 ------------
exist, or permit any of its Subsidiaries to create or suffer to exist, any Indebtedness except:

                 (i)  the Obligations;

                (ii) current liabilities in respect of taxes, assessments and governmental charges or levies incurred, or claims for labor, materials, inventory, services, supplies and rentals incurred, or for goods or services purchased, in the ordinary course of business and consistent with good business and prudent practice;

               (iii) Indebtedness of the Borrower or any of its Subsidiaries under Capitalized Lease Obligations; provided, however, that the aggregate
                                          --------  -------
     amount of Capitalized Lease Obligations incurred under this clause (iv) by the Borrower and its Subsidiaries shall not exceed $50,000 at any time outstanding;

                (iv) Indebtedness of the Borrower or any of its Subsidiaries outstanding on the Effective Date and disclosed on Schedule 7.2.

          7.3.  Restricted Payments.  The Borrower shall not and shall not
                -------------------
permit any of its Subsidiaries, without the prior consent of the Bank, to (i) declare or make any dividend payment or other distribution or repurchase or redemption of assets, properties, cash, rights, obligations or securities (including options or warrants) on account or in respect of any of its Stock or other security convertible, exchangeable or exercisable into its Stock other than dividends paid to the Borrower or any wholly owned Subsidiary of the Borrower by any wholly owned Subsidiary of the Borrower and (ii) purchase, redeem, prepay, defease, amend or otherwise acquire for value or make any payment on account or in respect of any principal amount of Indebtedness for borrowed money, now or hereafter outstanding, except payments on the Obligations.

          7.4.  Mergers, Stock Issuances, Sale of Assets, Etc. (a) The Borrower
                ---------------------------------------------
shall not, and shall not permit any of its Subsidiaries to, unless permitted by this Agreement, (i) merge with any Person, (ii) consolidate with any Person,
(iii) divest or acquire all or substantially all of the Stock or other security convertible, exchangeable or exercisable into the Stock of any Person, (iv) divest or acquire all or substantially all of the assets of any Person or all or substantially all of the assets constituting the business of a division, branch or other unit of any Person, or (v) enter into any joint venture or partnership with any Person.

          (b) The Borrower shall not, and shall not permit any of its Subsidiaries to, issue or transfer any of its Stock or Stock Equivalents.

          (c) The Borrower shall not, and shall not permit any of its Subsidiaries to, unless permitted by this Agreement, effect an Asset Sale of any of its assets or any interest therein to any Person, or permit or suffer any other Person to acquire any interest in any of the assets of the Borrower or any such Subsidiary, except the sale or disposition of inventory in the ordinary course of business or equipment or motor vehicles which have become obsolete or are replaced in the ordinary course of business.

          7.5.   Investments in Other Persons.  The Borrower shall not,
                 ----------------------------
directly or indirectly, make or maintain, or permit any of its Subsidiaries to make or maintain, any loan or advance to any Person or own, purchase or otherwise acquire, or permit any of its Subsidiaries to own, purchase or otherwise acquire, any Stock, or other security convertible, exchangeable or exercisable into Stock, other equity interest, obligations or other securities of, or any assets constituting the purchase of a business or line of business, or make or maintain, or permit any of its Subsidiaries to make or maintain, any capital contribution to, or otherwise invest in, any Person (any such transaction being an "Investment"), except:

                 (i) Investments in accounts, contract rights and chattel paper (each as defined in the Uniform Commercial Code), notes receivable and similar items arising or acquired in the ordinary course and consistent with good business and prudent practice of the Borrower;

                (ii) Investments in Subsidiaries of the Borrower in the ordinary course and consistent with good business and prudent practice of the Borrower and its Subsidiaries existing on the date hereof;

               (iii) Investments to SJCC in the form of a loan to be made for the acquisition of the fixed assets of Sound Refining, Inc. to occur and close simultaneously with the closing of this Agreement; provided that such
                                                              -------- ----
     a loan (i) is secured by all of the assets acquired by the proceeds of said loan and (ii) shall constitute Collateral of the Bank pursuant to the Security Agreement; or

                (iv)  Investments existing on the date hereof and set forth on
     Schedule 7.5.

          7.6.  Change in Nature of Business.  The Borrower shall not make, and
                ----------------------------
shall not permit any of its Subsidiaries to make, any material change in the nature or conduct of its business as carried on at the date hereof.

          7.7.  Transactions with Affiliates.  The Borrower shall not, and shall
                ----------------------------
not permit any of its Subsidiaries to, do any of the following without the prior written consent of the Bank or unless otherwise permitted in this Agreement: (i) make any Investment in an Affiliate of the Borrower other than an Investment permitted by clause (i) of Section 7.5 in a wholly-owned Subsidiary of the Borrower; (ii) transfer, sell, lease, assign or otherwise dispose of any asset to any Affiliate of the Borrower, including any Subsidiary of the Borrower;
(iii) merge into or consolidate with or purchase or acquire assets from any Affiliate of the Borrower or of any Subsidiary of the Borrower, other than a wholly-owned Subsidiary of the Borrower; (iv) repay any Indebtedness to any Affiliate of the Borrower; or (v) enter into any other transaction directly or indirectly with or for the benefit of any Affiliate of the Borrower (including, without limitation, employment contracts or contracts involving the payment of management or consulting fees, guaranties and assumptions of obligations of any such Affiliate) except for (A) transactions in the ordinary course of business on a basis no less favorable to the Borrower or such Subsidiary as would be obtained in a comparable arm's length transaction with a Person not an Affiliate, (B) salaries and other employee compensation and benefits to officers or directors of the Borrower or any of its Subsidiaries commensurate with current compensation and benefit levels and (C) purchase of crude oil feedstocks from Affiliates in arm's length transactions.

          7.8.   No Subsidiaries.  The Borrower shall not incorporate or
                 ---------------
otherwise organize any Subsidiary.

          7.9.   Environmental.  The Borrower shall not, and shall not permit
                 -------------
any of its Subsidiaries, any lessee or any other Person to, dispose of any Contaminant in violation of any Environmental Law by placing it in or on the ground or waters of any property owned or leased by the Borrower or any of its Subsidiaries; provided, however, that the Borrower shall not be deemed in
              --------  -------
violation of this Section 7.9 if, as the consequence of all such disposal, the Borrower and its Subsidiaries would not incur Environmental Liabilities and Costs in excess of $50,000 in the aggregate.

          7.10.  Bank Accounts.  The Borrower shall maintain no bank account
                 -------------
other than those provided for in Section 2.14, the Bank Accounts (as defined in the Security Agreement) and those listed on Schedule 7.11 for the purposes listed thereon (the bank accounts listed on Schedule 7.11 being, the "Permitted
                                                                      ---------
Bank Accounts"); provided, however, that the Permitted Bank Accounts other than
-------------    --------  -------
those bank accounts either maintained with the Bank, referred to in Section 2.14 or for which the Borrower has granted a security interest in such account in favor of the Bank, shall at no time contain in the aggregate funds in excess of $100,000.

          7.11.  Accounting Changes.  The Borrower shall not make, nor permit
                 ------------------
any of its Subsidiaries to make, any change in accounting treatment and reporting practices or tax reporting treatment, except as required by GAAP or law and disclosed to the Bank in writing.

          7.12.  No Speculative Transactions.  The Borrower shall not engage
                 ---------------------------
in any speculative transaction or, without the prior consent of the Bank, in any other transaction involving commodity options, swaps, forward contracts or futures contracts.

          7.13.  Modification of Material Agreements.  The Borrower shall not,
                 -----------------------------------
nor shall it permit any of its Subsidiaries to, alter, amend, modify, rescind, terminate or waive any of their respective rights under, any of its material contractual obligations; provided, however, that in the event of any breach or
                         --------  -------
event of default by a Person other than a Borrower or any of its Subsidiaries, the Borrower shall promptly notify the Bank of any such breach or event of default and take all such action as may be reasonably necessary in order to endeavor to avoid having such breach or event of default have a Material Adverse Effect.

          7.14.  Sound Note.  Without the prior written consent of the Bank, the
                 ----------
Borrower shall not alter, amend, modify, rescind, terminate or waive any of its respective rights under the Sound Note and shall not forgive in whole or in part any obligations due thereunder. Borrower shall promptly notify the Bank of any breach or event of default under or related to the Sound Note and Borrower shall take such action as may be requested by the Bank in connection with any such breach or event of default; provided however that the Bank shall not require the
                            -------- -------
Borrower to take title to any real property that is securing the Sound Note.

                                  ARTICLE VII

                               EVENTS OF DEFAULT

          8.1.   Events of Default.  Each of the following events shall be an
                 -----------------
Event of Default:

          (a) The Borrower shall fail to pay any principal (including, without limitation, mandatory prepayments of principal) of, or interest on, any Loan, any fee, any other amount due hereunder or under the other Loan Documents or any other Obligation when the same becomes due and payable; or

          (b) Any representation or warranty made or deemed made by any Loan Party in any Loan Document or by any Loan Party (or any of its officers) in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

          (c) Any Loan Party shall fail to perform or observe (i) any term, covenant or agreement contained in Articles V or VII or Sections 6.1, 6.3, 6.4, 6.6, 6.10, 6.13, 6.14, 6.15, 6.16, 6.17 or 6.18 or any other Loan Document or
(ii) or any other term, covenant or agreement contained in Article VI (exclusive of the Sections listed in clause (i) hereof but including Section 6.17) if such failure under this clause (ii) shall remain unremedied for 30 days after the earlier of the date on which (A) a Responsible Officer of the Borrower becomes aware of such failure or (B) written notice thereof shall have been given to the Borrower by the Bank; or

          (d) Resources or any of its Subsidiaries (including Borrower) shall fail to pay any principal of or premium or interest on any Indebtedness of Resources or any of its Subsidiaries (including Borrower), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) after the expiration of any applicable grace or cure periods provided for in the underlying original agreement (which cure or grace periods shall not include waivers or modifications agreed to that are not provided for in the underlying original agreement) and whether or not the failure to make such payment is waived by the obligee (provided however that the
                                                       -------- -------
failure to make such payment referred to in this section shall require an unpaid balance in excess of $100,000 with respect to Resources or any of its Subsidiaries (other than Borrower)); or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall become or be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), or Resources or any of its Subsidiaries (other than Borrower) shall be required to repurchase or offer to repurchase such Indebtedness, prior to the stated maturity thereof; or

          (e) Resources or any of its Subsidiaries (including Borrower) shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against Resources or any of its Subsidiaries (including Borrower) or, if such party is not an individual, any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceedings instituted against Resources or any of its Subsidiaries (including Borrower) (but not instituted by it), either such proceedings shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur; or Resources or any of its Subsidiaries (including Borrower) shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

          (f) Any judgment or order for the payment of money in the aggregate in excess of $100,000 to the extent not fully covered by insurance and as to which the insurance company has accepted liability shall be rendered against any Loan Party or, if the Loan Party is not an individual, any of its Subsidiaries; or

          (g) An ERISA Event shall occur which, in the determination of the Bank, has a reasonable possibility of a liability, deficiency or waiver request of the Borrower or, in the case of any ERISA Affiliate in excess of $100,000, whether or not assessed; or

          (h) Any provision of any Collateral Document or any Loan Document after delivery thereof under Section 3.1 shall for any reason cease to be valid and binding on any Loan Party thereto, or any Loan Party shall so state in writing; or

          (i)  Any Collateral Document after delivery thereof pursuant to
Section 3.1 shall, for any reason, cease to create a valid Lien on any of the Collateral purported to be covered thereby, or such Lien shall cease to be a perfected and first priority Lien, or any Loan Party shall so state in writing; or

          (j) There shall have occurred an "ownership change" (within the meaning of Section 382 of the Code) of Borrower or Production; or

          (k) There shall occur a Material Adverse Change or an event which would have a Material Adverse Effect; or

          (l) The Borrower or any of its Subsidiaries shall have entered into any consent or settlement decree or agreement or similar arrangement with an Governmental Authority or any judgment, order, decree or similar action shall have been entered against the Borrower or any of its Subsidiaries, in either case based on or arising from the violation of or pursuant to any Environmental Law, or the generation, storage, transportation, treatment, disposal or Release of any Hazardous Material and, in connection with all the foregoing, the Borrower and its Subsidiaries are likely to incur Environmental Liabilities and Costs in excess of $250,000.

          8.2.   Remedies.  If there shall occur and be continuing any Event of
                 --------
Default, the Bank (i) may by notice to the Borrower declare the obligation of the Bank to make Loans and issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate and (ii) may by notice to the Borrower, declare the Loans, Reimbursement Obligations, all interest thereon and all other amounts and Obligations payable under this Agreement and any of the other Loan Documents to be forthwith due and payable, whereupon the Note, all such interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that upon the occurrence of the Event of Default
          --------  -------
specified in subparagraph (e) above, (A) the obligation of the Bank to make Loans and to issue Letters of Credit shall automatically be terminated and (B) the Loans, Reimbursement Obligations, all such interest and all such amounts and Obligations shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. In addition to the remedies set forth above, the Bank may exercise any remedies provided for by the Collateral Documents in accordance with the terms thereof or any other remedies provided by applicable law.

          8.3.   Action in Respect of Letters of Credit. (a)  Upon the
                 --------------------------------------
Termination Date, the Borrower shall pay to the Bank in immediately available funds at the Bank's office specified in the Note, for deposit in a special non-interest-bearing cash collateral account (the "Cash Collateral Account") to be maintained with and in the name of the Bank at such place as shall be designated by the Bank, an amount equal to 101% of the outstanding Letter of Credit Obligations.

          (b) The Borrower hereby pledges, and grants to the Bank a Lien on all of its right, title and interest in and to all funds held in the Cash Collateral Account from time to time, and all proceeds thereof, as security for the payment of all amounts due and to become due from the Borrower to the Bank under the Loan Documents.

          (c) Upon the occurrence of an Event of Default and during the continuance of such Event of Default, the

Bank may, from time to time after funds are deposited in the Cash Collateral Account, apply funds then held in the Cash Collateral Account to the payment of any amounts, in such order as the Bank may elect, as shall have become or shall become due and payable by the Borrower to the Bank in respect of any Obligations then due and payable.

          (d) Neither the Borrower nor any Person claiming on behalf of or through it shall have any right to withdraw any of the funds held in the Cash Collateral Account.

          (e) The Borrower agrees that it will not (i) sell or otherwise dispose of any interest in the Cash Collateral Account or any funds held therein or (ii) create or permit to exist any Lien upon or with respect to the Cash Collateral Account or any funds held therein, except as provided in or contemplated by this Agreement.

          (f) Upon the occurrence of a Default or an Event of Default, the Bank may also exercise, in its discretion, in respect of the Cash Collateral Account, in addition to the other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in the State of New York at that time, and the Bank may, without notice except as specified below, sell the Cash Collateral Account or any part thereof in one or more sales, at public or private sale, at any of the Bank's offices or elsewhere, for cash, or credit or for future delivery, and upon such other terms as the Bank may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to such Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Bank shall not be obligated to make any sale of the Cash Collateral Account, regardless of notice of sale having been given. The Bank may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (g) Any cash held in the Cash Collateral Account, and all cash proceeds received by the Bank in respect of any sale of, collection from or other realization upon all or any part of the Cash Collateral Account, may, in the discretion of the Bank, then or at any time thereafter be applied in whole or in part by the Bank against all or any part of the other Obligations in such order as the Bank shall elect. Any surplus of such cash or cash proceeds held by the Bank and remaining after the indefeasible cash payment in full of all of the Obligations shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive such surplus.

                                  ARTICLE IX

                                 MISCELLANEOUS

          9.1.   Amendments, Etc.  No amendment or waiver of any provision of
                 ---------------
this Agreement nor consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the Bank, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          9.2.   Notices, Etc.  All notices and other communications provided
                 ------------
for hereunder shall be in writing (including, without limitation, telegraphic, telex, telecopy or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered by hand, if to the Borrower, at its address set forth on Schedule 9.2, with a copy to Resources at its address set forth on
Schedule 9.2; if to the Bank, at its address at The Equitable Tower, 787 Seventh Avenue, New York, New York 10019, telecopy number: (212) 841-2146, telephone number: (212) 841-2022, Attention: Zali Win; or, as to the Borrower or the Bank, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Bank. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, cabled or delivered, be effective when deposited in the mails, delivered to the telegraph company, confirmed by telex answerback, telecopied with confirmation of receipt, delivered to the cable company or delivered by hand to the addressee or its agent, respectively, except that notices and communications to the Bank pursuant to Article II shall not be effective until received by the Bank.

          9.3.   No Waiver; Remedies.  No failure on the part of the Bank to
                 -------------------
exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          9.4.   Costs; Expenses; Indemnities.  (a)  The Borrower agrees to pay
                 ----------------------------
on demand, after full use of the $50,000 retainer previously paid by Borrower,
(i) all costs and expenses of the Bank in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, each of the other Loan Documents and each of the other documents to be delivered hereunder and thereunder, and the funding of the loans, including, without limitation, the fees and out-of-pocket expenses of counsel, accountants, appraisers, consultants or industry experts retained by the Bank with respect thereto and with respect to advising it as to its rights and responsibilities under this Agreement and the other Loan Documents, whether or not the Closing Date occurs and (ii) all costs and expenses of the Bank (including, without limitation, the fees and out-of-pocket expenses of counsel, accountants, appraisers, consultants or industry experts retained by the Bank) in connection with the waiver or enforcement (whether through negotiation, legal proceedings or otherwise) of any of the Bank's rights or remedies under this Agreement and the other Loan Documents.

          (b) The Borrower agrees to indemnify and hold harmless the Bank and its Affiliates, and the directors, officers, employees, agents, attorneys, consultants and advisors of or to any of the foregoing (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in
Article III) (each of the foregoing being an "Indemnitee") from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses of any kind or nature (including, without limitation, fees and disbursements of counsel to any such Indemnitee) which may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any investigation, litigation or proceeding, whether or not any such Indemnitee is a party thereto, whether direct, indirect, or consequential and whether based on any federal, state or local law or other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or on contract, tort or otherwise, in any manner relating to or arising out of this Agreement, any other Loan Document, any Obligation, or any act, event or transaction related or attendant to any thereof, including, without limitation, (i) all Environmental Liabilities and Costs arising from or connected with the past, present or future operations of the Borrower or any of its Subsidiaries involving any property subject to a Collateral Document, or damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Contaminants on, upon or into such property or any contiguous real estate; (ii) any costs or liabilities incurred in connection with any Remedial Action concerning the Borrower or any of its Subsidiaries; (iii) any costs or liabilities incurred in connection with any Environmental Lien; (iv) any costs or liabilities incurred in connection with any other matter under any Environmental Law, including, without limitation, CERCLA and applicable state property transfer laws, whether, with respect to any of the foregoing, such Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor in interest to the Borrower or any of its Subsidiaries, or the owner, lessee or operator of any property of the Borrower or any of its Subsidiaries by virtue of foreclosure, (collectively, the "Indemnified Matters"); provided,
                                                                  --------
however, that the Borrower shall not have any obligation under this Section
-------
9.4(b) to an Indemnitee with respect to any Indemnified Matter caused by or resulting from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

          (c) The Borrower agrees that the obligation to pay all of the Bank's charges and expenses pursuant to this Agreement (including without limitation, pursuant to Section 9.4(a)) or any other Loan Document and that any indemnification or other protection provided to any Indemnitee pursuant to this Agreement (including, without limitation, pursuant to Sections 9.4(b)) or any other Loan Document shall (i) survive payment of the Obligations and termination of this Agreement (ii) inure to the benefit of any Person who was at any time an Indemnitee under this Agreement or any other Loan Document.

          9.5.   Right of Set-off.  Upon the occurrence and during the
                 ----------------
continuance of any Event of Default the Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Borrower against any and all of the Obligations now or hereafter existing whether or not the Bank shall have made any demand under this Agreement or the Note or any other Loan Document and although such Obligations may be unmatured. The Bank agrees to promptly notify such Borrower after any such set-off and application made by the Bank; provided,
                                                                       --------
however, that the failure to give such notice shall not affect the validity of
-------
such set-off and application. The rights of the Bank under this Section are in addition to the other rights and remedies (including, without limitation, other rights of set-off) which the Bank may have.

          9.6.   Binding Effect.  This Agreement shall become effective when it
                 --------------
shall have been executed by the Borrower and the Bank and thereafter shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the Borrower shall not have any right to assign its rights hereunder or any interest herein without the prior written consent of the Bank.

          9.7.   Assignments and Participations.  (a)  The Bank may sell,
                 ------------------------------
transfer or assign to one or more other financial institutions all or a portion of the Loans, Reimbursement Obligations and the Note and a commensurate portion of its rights and obligations hereunder and under the other Loan Documents. Upon the effectiveness of any assignment, (A) the assignee shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee, have the rights and obligations of the Bank hereunder and thereunder, and (B) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it, relinquish its rights (except those which survive the payment in full of the Obligations) and be released from its obligations under the Loan Documents.

          (b) Upon an assignment by the Bank, the Bank shall give prompt notice thereof to the Borrower. Upon an assignment by the Bank, the Borrower also agrees to issue one or more new Notes and to cooperate in amending, to the extent necessary, this Agreement and the other Loan Documents.

          (c) The Bank may sell participations to one or more banks or other Persons in or to all or a portion of its rights and obligations under the Loan Documents (including, without limitation, all or a portion of the Loans owing to it and the Note held by it). The terms of such participation shall not, in any event, require the participant's consent to any amendments, waivers or other modifications of any provision of any Loan Documents, the consent to any departure by any Loan Party therefrom, or to the exercising or refraining from exercising any powers or rights which the Bank may have under or in respect of the Loan Documents (including, without limitation, the right to enforce the obligations of the Loan Parties), except if any such amendment, waiver or other modification or consent would (i) reduce the amount, or postpone any date fixed for, any amount (whether of principal, interest or fees) payable to such participant under the Loan Documents, to which such participant would otherwise be entitled under such participation or (ii) result in the release of all or substantially all of the Collateral other than in accordance with the Collateral Documents. In the event of the sale of any participation by the Bank, (i) the Bank's obligations under the Loan Documents (including, without limitation, the Loans owing to it) shall remain unchanged,
(ii) the Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Bank shall remain the holder of the Note and Obligations for all purposes of this Agreement, and (iv) the Borrower shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations under this Agreement.

          (d) Each participant shall be entitled to the benefits of Sections 2.8, 2.9 and 2.11 as if it were the Bank.

          9.8.   Governing Law; Severability.  This Agreement and the Note and
                 ---------------------------
the rights and obligations of the parties hereto and thereto shall be governed by the internal law of the State of New York. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          9.9.   Submission to Jurisdiction; Service of Process.  (a)  Any legal
                 ----------------------------------------------
action or proceeding with respect to this Agreement or the Note or any document related thereto may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have
               ----- --- ----------
to the bringing of any such action or proceeding in such respective jurisdictions.

          (b) The Borrower irrevocably consents to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address provided herein.

          (c) Nothing contained in this Section 9.9 shall affect the right of the Bank to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

          9.10.  Execution in Counterparts.  This Agreement may be executed in
                 -------------------------
any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          9.11.  Entire Agreement.  This Agreement, together with all of the
                 ----------------
other Loan Documents and all certificates and documents delivered hereunder or thereunder, embodies the entire agreement of the parties and supersedes all prior agreements and understandings, whether oral or written, relating to the subject matter hereof.

          9.12.  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO WAIVES ANY
                 --------------------
RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER

LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                             INLAND REFINING INC.


                                             By:________________________________
                                                Name:
                                                Title:

                                             BANQUE PARIBAS


                                             By:________________________________
                                                Name:
                                                Title:


                                             By:________________________________
                                                Name
                                                Title:

                                       92